Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-262816

PROSPECTUS SUPPLEMENT (To Prospectus dated February 17, 2022)

1,700,000 Shares

Common Stock

SONIC FOUNDRY, INC.

We are offering 1,700,000 shares of our common stock, par value $0.01 per share (the "Common Stock").

Our Common Stock is listed on the Nasdaq Capital Market under the symbol "SOFO." The last reported sale price of our Common Stock on April 12, 2022 was $2.98 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

See "Risk Factors" on page S-6 of this prospectus supplement to read about factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

As of April 12, 2022, the aggregate market value of our outstanding Common Stock held by non-affiliates was $15,579,329, based on 9,100,446 shares of outstanding Common Stock, of which 5,227,963 shares were held by non-affiliates, and a per share price of $2.98 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on April 12, 2022. We have sold no shares of our Common Stock pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We have retained Maxim Group LLC to act as underwriter in connection with this offering. We have agreed to pay the underwriter the fees set forth in the table below.

	Per Share	Total
Public offering price	$2.55	$4,335,000
Underwriting fees (1)	$0.1785	$303,450
Proceeds, before expenses, to Sonic Foundry	$2.3715	$4,031,550

(1) In addition, we have agreed to reimburse the underwriter's actual out-of-pocket expenses up to $50,000. See "Underwriting".

The Underwriters also have a 45-day option to purchase an additional 255,000 shares of common stock at the public offering price, less discounts and commissions.

We expect that delivery of the shares of our Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchasers through the facilities of The Depository Trust Company on or about April 19, 2022.

Maxim Group LLC

The date of this prospectus supplement is April 13, 2022.

Prospectus Supplement

About this Prospectus Supplement	S-2
Special Note Regarding Forward Looking Statements	S-2
Prospectus Summary	S-3
The Offering	S-5
Risk Factors	S-6
Use of Proceeds	S-25
Dilution	S-25
Business	S-25
Description of Capital Stock	S-30
Material United States Federal Tax Consequences for Non-U.S. Holders	S-34
Underwriting	S-37
Where You Can Find Additional Information	S-41
Incorporation of Certain Information By Reference	S-42
Legal Matters	S-43
Experts	S-43

Prospectus

Explanatory Note	2
About this Prospectus	2
Company Overview	3
Cautionary Statement Regarding Forward Looking Information	6
Risk Factors	7
Where You Can Find More Information	28
Selling Stockholders	29
Use of Proceeds	31
Description of Capital Stock	31
Plan of Distribution of Selling Stockholders Shares	34
Plan of Distribution of Company Shares	35
Legal Matters	37
Experts	37

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of Common Stock. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") on February 17, 2022, which registration statement was declared effective on March 1, 2022. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We have not, and the underwriter has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the underwriter do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. We are not, and the underwriter is not, making an offer of the Common Stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements, other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including statements regarding our efforts to develop and commercialize our products, anticipated yields and product performance, our short-term and long-term business strategies, market and industry expectations and future results of operations and financial position are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "may", "will", "should", "expect", "plan", "anticipate", "could", "intend", "target", "project", "contemplate", "believe", "estimate", "potential", "continue" or other similar words.

We based these forward-looking statements largely on our current expectations and projections about future events or trends that we believe may affect our business and financial performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to materially differ from any future results, performance or achievements expressed or implied by these forward-looking statements. We have described in the "Risk Factors" section and elsewhere in this prospectus supplement and in the documents incorporated by reference herein the material risks and uncertainties that we believe could cause actual results to differ from these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify, you should not rely on these forward-looking statements as guarantees of future results, performance or achievements.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein represent our views as of the date of the document in which the forward-looking statement appears. We undertake no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all the information important to making an investment decision. You should read the following summary together with the more detailed information regarding our Company and the securities being sold in this offering, including "Risk Factors" and other information incorporated by reference herein.

Business Overview

Sonic Foundry (NASDAQ: SOFO) (the “Company”) is a global leader in video creation management solutions as well as virtual and hybrid events through its Mediasite™ video platform. The Mediasite Video Platform automates the capture, management, and delivery of live and on-demand streaming videos for more than 5,200 educational institutions, corporations, healthcare organizations and government entities in over 65 countries around the world. The Company is currently investing in new products and markets that leverage both our technical skills with video development and our years of experience delivering solutions to the higher education market.

Risks Affecting Us

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. Risks are discussed more fully in the section entitled "Risk Factors" following this prospectus summary. These risks include, but are not limited to, the following:

A. Company Risks consist of both internal and external items and events that impact Sonic Foundry as a company. These are further categorized as follows:

1.Financial Risks impact the financial well-being of the Company. Those risks include, but are not limited to the following:

a. We have a history of losses.

b.We may need to raise additional capital.

c.If customer adoption has barriers, our business may not succeed.

d. Large, multi-unit deals are needed for continued success and we have experienced a decline in large, multi-unit deals.

e. Because most of our service contracts are renewable on an annual basis, a reduction in our service renewal rate could significantly reduce our revenues.

f. If we are viewed only as a commodity supplier, our margins and valuations will shrink, and the competition in our market has intensified.

g. Our operating results are hard to predict as a significant amount of our sales typically occur at the end of a quarter, and the mix of product and service orders may vary significantly.

h. Accounting regulations and related interpretations and policies, particularly those related to revenue recognition, cause us to defer revenue recognition into future periods for all or portions of our products and services.

i. Because we generally recognize revenues ratably over the term of our service contracts, a decrease or increase in service transactions will not be fully reflected in our operating results until future periods.

j. Currency exchange rate fluctuations could result in higher costs and decreased margins and earnings.

k. Our ability to utilize our net operating loss carryforwards may be limited.

2. Operational Risks disrupt fundamental daily operations of the Company. Those risks include, but are not limited to the following:

a.Operational failures in our network infrastructure could disrupt our remote hosting services, cause us to lose clients and sales to potential clients and result in increased expenses and reduced revenues.

b. Our business is susceptible to risks associated with international operations.

c. Supporting our existing and growing customer base and implementing large customer deployments could strain our personnel resources and infrastructure, and if we are unable to scale our operations and increase productivity, customer satisfaction and our business will be harmed.

d. If we lose key personnel or fail to integrate replacement personnel successfully, our ability to manage our business could be impaired.

e. Manufacturing disruption or capacity constraints would harm our business.

3. Strategic Risks prevent the Company from achieving its strategic objectives. Those risks include, but are not limited to the following:

a.The technology underlying our products and services is complex and may contain unknown defects that could harm our reputation, result in product liability or decrease market acceptance of our products.

b. Our success depends upon the proprietary aspects of our technology.

c. We may not be able to innovate to meet the needs of our target market.

d. If potential customers or competitors use open source software to develop products that are competitive with our products and services, we may face decreased demand and pressure to reduce the prices for our products.

e. We also rely upon trademark, copyright and trade secret laws, which may not be sufficient to protect our intellectual property.

f. If other parties bring infringement or other claims against us, we may incur significant costs or lose customers.

g. There is a great deal of competition in the market for our products, which could lower the demand for our products and have a negative impact on our operations.

h. If our marketing and lead generation efforts are not successful, our business will be harmed.

i. The length of our sales and deployment cycles are uncertain, which may cause our revenue and operating results to vary significantly from quarter to quarter and year to year.

j. We depend in part on the success of our relationships with third-party resellers and integrators.

k.We may need to make acquisitions or form strategic alliances or partnerships in order to remain competitive in our market, and acquisitions, strategic alliances or partnerships, could be difficult to integrate, disrupt our business and dilute stockholder value.

l. Our Mediasite events and cloud businesses are an area of emphasis for us and carry challenging delivery requirements. The cloud offering requires significant investment in infrastructure, willingness of our customers to move from on-premise installations to our cloud and carry increased cyber and privacy risks. Our events business has been very successful in pivoting from in-person to virtual events as a result of COVID but future growth relies on a greater willingness of companies to hold events, both virtual and in-person.

m. Our fiscal 2022 business plan includes an expectation that we begin to develop and introduce new product and service offerings in areas where we can leverage our product development skills, understanding of video technologies and strength in the higher education vertical. These offerings will likely take significant investment in key engineering, sales and management resources with little, if any, impact on fiscal 2022 revenue, as well as present new challenges and risks, including regulatory, adoption and operational risks.

n. This quarter is the beginning of a transformation from focusing solely on our existing business to investing substantially, not only in our current space, but in these new markets where we believe we can realize greater growth opportunities. This strategy will take time to fully realize.

4. Compliance Risks result from non-compliance of laws and regulations from various governing bodies. Those risks include, but are not limited to the following:

a. Our customers may use our products to share confidential and sensitive information, and if our system security is breached, our reputation could be harmed and we may lose customers.

b. Our business is subject to changing regulations regarding corporate governance and public disclosure that will increase both our costs and the risk of noncompliance.

5. Industry Risks are items and events that have macro-level impacts on our industry. Those risks include, but are not limited to the following:

a. Economic conditions could materially adversely affect the Company.

b. Economic conditions may have a disproportionate effect on the sale of our products and services.

c. We have lost revenues due to changes in the spending policies or budget priorities for government funding of colleges, universities, schools and other education providers.

d. Changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences, may have a material adverse impact on our business, operating results and financial condition.

e. Privacy concerns and laws, evolving regulation of cloud computing, cross-border data transfer restrictions and other domestic or foreign regulations may limit the use and adoption of our solutions and adversely affect our business.

f. We face risks associated with government regulation of the internet and related legal uncertainties.

g. COVID has negatively impacted interest and ability to hold in-person events and while virtual events are often held in place of in-person events, some companies and attendees are less likely to hold or attend virtual events.

6. Investor Risks are both internal and external risks that impact an investment made in the Company’s stock. Those risks include, but are not limited to the following:

a. The market price of our common stock may be subject to volatility.

b. Our common stock is subject to low trading volume and broad price swings.

c. Exercise of outstanding options and warrants will result in further dilution.

d. Provisions of our charter documents, and Maryland law, could also discourage an acquisition of our Company that would benefit our stockholders and, due to our insiders control of a substantial percentage of our stock, our officers, directors, and major stockholders will have a substantial amount of control over whether to approve or disapprove of a transaction.

Corporate Information

Sonic Foundry, Inc. was founded in 1991, incorporated in Wisconsin in March 1994 and merged into a Maryland corporation of the same name in October 1996. Our executive offices are located at 222 West Washington Ave., Madison, Wisconsin 53703 and our telephone number is (608) 443-1600. Our Sonic Foundry International B.V. ("Sonic Foundry International") (formerly Media Mission B.V.) office is located in the Netherlands, and our Mediasite K.K. ("Mediasite KK" or "MSKK") office is located in Japan. Our corporate website is www.sonicfoundry.com. The information contained on our website or that can be accessed through our website is not part of this prospectus and investors should not rely on any such information in deciding whether to purchase our securities.

THE OFFERING

Issuer	Sonic Foundry, Inc.

Common stock offered	1,700,000 shares

Common stock to be outstanding after this offering	10,800,446 shares

Use of proceeds	We expect to receive net proceeds of approximately $4.0 million from this offering after deducting the underwriter fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See "Use of Proceeds".

Nasdaq Capital Market symbol	SOFO

Risk factors	Investing in our securities involves a high degree of risk. See "Risk Factors" on page S-6 of this prospectus to read about factors that you should consider carefully before buying our securities

The number of shares of Common Stock that will be outstanding after this offering is based on 9,100,446 shares outstanding as of April 12, 2022, and excludes:

• 1,853,479 shares of Common Stock issuable upon exercise of options to purchase our Common Stock outstanding as of September 30, 2021 at a weighted average exercise price of $4.44 per share; and

• 1,634,960 shares of Common Stock reserved as of September 30, 2021 for future issuance under our 2020 Equity Incentive Plan.

• 440,000 shares of Common Stock issuable upon exercise of warrants to purchase our Common Stock outstanding as of September 30, 2021, at a weighted average price of $3.48 per share

The Underwriters also have a 45-day option to purchase an additional 255,000 shares of Common Stock at the public offering price less underwriting discounts and commissions.

RISK FACTORS

Our business is subject to numerous risks. We caution you that the following important factors, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Any or all of our forward-looking statements in this Annual Report on Form 10-K and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may differ materially from those anticipated in forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

Company Risks – Financial

We have a history of losses.

Although we achieved positive net income in our last fiscal year, our operations have generated losses in most other years and our strategy to aggressively invest in growth initiatives will generate a loss in fiscal 2022. Similarly, while we were able to grow revenue in fiscal 2021 above $35 million for the first time since fiscal 2017, we still need to generate greater growth in order to be successful. While we continue to invest in our events and cloud businesses which we believe have greater opportunities for growth and have identified additional revenue streams with greater likelihood for growth, we may not realize sufficient revenues to achieve success in these areas and meaningful growth will take time to achieve. We initiated a plan for reducing costs in fiscal 2019 that began with eliminating certain headcount and functions, including a reduction in senior executive positions. In 2020, we continued that focus on cost reduction and also executed on an executive leadership change in the fourth quarter of 2020. In that same quarter, we eliminated three additional mid to senior level sales and marketing positions, and in the first quarter of 2021, eliminated additional headcount, primarily within sales and marketing that were not aligned with our strategy for growth. To achieve future growth and increases to profitability, we have begun to hire for certain targeted positions and will need to invest more significantly in certain aspects of our business model, including adding additional headcount in strategic areas. As such, we face risks, expenses and uncertainties related to our specific business model, as well as those typically encountered by similar companies. Those risks include, but are not limited to our ability to successfully achieve the following:

- Manage the growth of our business, including known and unknown challenges and expenses;

- Acquire new customers in both our existing business and in new markets we’re pursuing. and retain and expand existing customers;

- Develop new and complimentary price competitive product and service offerings, both internally and in partnership with third parties;

- Maintain and develop relationships with strategic partners including dealers, A/V integrators, large institutional end-users, and other channel partners;

- Compete successfully with companies offering similar products and services;

- Develop targeted marketing efforts to expand our reach into new markets and deepen penetration into existing markets;

- Manage and scale a high-performance technology infrastructure;

- Ensure a highly secure and reliable product platform;

- Attract and retain highly skilled personnel to execute in a fast-paced, rapidly changing environment;

- Navigate the ongoing evolution of changing regulatory requirements, such as privacy laws and tax laws, and how it impacts our business, including our products and services; and

- Expand our competitive reach into international markets.

We have experienced some of these risks already and will continue to encounter them as the business evolves. Failure to successfully manage them could adversely affect our financial condition and results of operations.

We will likely need to raise additional capital.

At December 31, 2021, we had cash of $6.5 million, $2.5 million of which was in our foreign operations compared to total cash of $10.0 million and foreign operations cash of $3.8 million at September 30, 2021. We believe we will likely need to raise additional capital to support our growth initiatives in fiscal 2022. We have a new revolving credit facility which requires compliance with certain covenants, and while it provides for a maximum debt outstanding of $3.0 million, it must be supported by certain collateral. At December 31, 2021 the collateral supported the maximum $2.9 million and no amounts were outstanding. Investments in our growth in fiscal 2022 will likely cause us to no longer meet each of the covenants currently required to utilize the line of credit. While we are discussing changes in the covenants, there can be no assurances the line of credit will be available to support any financing needs beyond our available cash and cash generated from operations, and, there can be no assurances that other sources of financing will be available, or if available, on acceptable terms. The Company has a history of losses and has historically financed its operations primarily through cash from sales of equity or debt securities, and to a limited extent, cash from operations and through credit facilities. The Company was able to grow fiscal 2021 revenue over fiscal 2020 and maintained fiscal 2020 revenue consistent with fiscal 2019, despite the impacts of COVID-19, while reducing operating expenses to the lowest level since fiscal 2013. We cannot ensure that revenue will continue to grow, even with strategic investment of resources in business lines where we believe there is a greater opportunity for growth. If revenue is determined to be growing at a rate less than anticipated and expenses are not sufficiently matched, our cash resources may not be sufficient to support working capital needs, and we may have to attempt to borrow additional funds from our line of credit, other debt providers or attempt to raise equity capital.

We may not be able to raise additional equity capital in fiscal 2022, or may not be able to do so on acceptable terms and conditions including discounts from market, warrants, convertible securities or preferred stock. In that event, we may seek to raise money from entities that are affiliated with the Company, as we have done in the past. The Company has had to rely on its Chairman, Mark Burish, ("Mr. Burish") to provide capital on terms reasonable and acceptable to the independent members of the Board of Directors. There is no assurance, however, that Mr. Burish, or any other affiliated party, will be willing to provide additional capital.

With an improved balance sheet, the Company satisfied the requirements for listing on the Nasdaq Capital Market and began trading on NASDAQ on January 25, 2022. While the Company believes listing on the NASDAQ Capital Market will improve its trading volume and liquidity, there can be no assurances that trading in our stock improves, or that we can maintain our listing on the Nasdaq Capital Market. Lack of improved trading our failure to maintain of our listing, will likely impair our ability to raise equity capital.

In the event we have a need to borrow money, we may incur significant interest charges, or fees, which could harm our profitability. Holders of debt would also have rights, preferences or privileges senior to those of existing holders of our common stock. In the event we are able to raise additional equity, the terms of such financing may dilute the ownership interests of current investors and cause our stock price to fall significantly. In the event additional capital is provided by executive officers or directors, then, due to the low price levels of our common stock, control by such executive officers or directors may substantially increase.

We may not be able to secure debt or equity financing upon acceptable terms, if at all. If we cannot raise funds on acceptable terms, our business, operating results, and financial condition could be negatively impacted. The Company believes its cash position is adequate to accomplish its business plan through at least the next twelve months.

If the funds held by our foreign subsidiaries are needed for our operations in the United States, the repatriation of some of these funds to the United States could require payment of additional U.S. taxes.

If customer adoption has barriers, our business may not succeed.

Part of our strategic challenge is to convince enterprise customers of the stability, productivity, improved communications, cost savings, suitability and other benefits of our products, particularly true with new products and markets we are entering. The market for content delivery solutions is very complex, includes many products and solutions that address various aspects of customer needs and as a result it is often difficult for customers and channel partners to understand how our products and services compare. Further, corporate customers may use video as a tool, but may choose to rely upon their own IT infrastructure and resources to manage their video content. Because many companies generally are predisposed to maintaining control of their IT systems and infrastructure, there may be resistance to using software as a service provided by a third party. Our future revenue and revenue growth rates will depend in large part on our success in delivering these products effectively, creating market acceptance for these products in both existing and new markets that we sell into and meeting customer’s needs for new or enhanced products. If we fail to do so, our products will not achieve widespread market acceptance, or will no longer be used by our customers, and we may not generate sufficient revenue to offset our product development and selling and marketing costs, which will adversely impact the valuation of the Company, the price of our stock, and will harm our business.

Large, multi-unit deals are needed for continued success.

We need to sell large software and service solutions to educational, corporate and government institutions in order to sell most efficiently and become profitable. Similarly, new growth initiatives will likely require strategic partnerships and scale to be successful. Sales of large solutions to corporate customers have lagged behind results achieved in the higher education market; consequently, we have allocated more resources to the higher education market. While we have addressed a strategy to leverage existing customers, better address the needs of potential new customers, and close large software and service transactions, a customer may choose not to make expected purchases of our products. Despite our strategy to focus on a customer base with a recurring need to purchase our products and services, we need to identify and sell more products and services to new customers, enter new markets and reduce the rate of attrition from certain existing customers, typically those with smaller deployments. The failure to develop effective strategies to enter new markets, and increase sales will adversely impact the valuation of the Company and the price of our stock, and will harm our business.

Because most of our service contracts are renewable on an annual basis, a reduction in our service renewal rate could significantly reduce our revenues.

Our clients have no obligation to renew their content hosting agreements, customer support contracts or other annual service contracts after the expiration of the initial period, which is typically one year, and some clients have elected not to do so. A decline in renewal rates could cause our revenues to decline. Our renewal rates may decline or fluctuate as a result of a number of factors, including client dissatisfaction with our products and services, our slow response to customer technical inquiries, our failure to update our products to maintain their attractiveness in the market, deteriorating economic conditions or budgetary constraints or changes in budget priorities faced by our clients. If our retention rates decrease, we may need to provide more incentives, reduce pricing or increase marketing costs to improve lead generation through marketing in order to increase revenues, all of which could reduce profitability.

If we are viewed only as a commodity supplier, our margins and valuations will shrink

We need to provide value-added services in order to avoid being viewed as a commodity supplier, which could adversely impact the valuation of the Company, and the price of our stock. This entails building long-term customer relationships and developing features that will distinguish our products. Our technology is complex and is often confused with other products and technologies in the market place, including video conferencing, streaming and collaboration. There is significant competition from providers of these solutions, some of which are well funded.

We have developed lower cost hardware, software products and cloud solutions to better address the more cost-conscious customers. Such products have more limited features compared to our existing products. While we believe we can preserve the market for our full-featured products due to differentiation between the two and migration to full featured products, release of lower cost products has and could continue to reduce gross margins and demand for products sold at higher prices, which could adversely affect our business and operating results. Potential large-scale deployments of our products often include the lower cost products we sell, putting greater pressure on gross margin due to expectations for greater volume discounts.

Our events business is currently pursuing a greater percentage of virtual events than in the past. Some attendees and companies are less likely to attend virtual events which could negatively impact the number of events held.

If we fail to build long-term customer relationships, develop features that distinguish our products in the marketplace and address the market for lower function and cost solutions, our margins will shrink, and our stock may be adversely impacted.

Our operating results are hard to predict as a significant amount of our sales typically occur at the end of a quarter and the mix of product and service orders may vary significantly.

Revenue for any particular quarter is extremely difficult to predict with any degree of certainty. We typically ship products within a short time after we receive an order and therefore, we do not have an order backlog with which to estimate future revenue. Any decline or uncertainty in end-user demand could negatively impact end-user orders. Accordingly, our expectations for both short and long-term future revenue is based almost exclusively on our own estimate of future demand based on history and the pipeline of sales opportunities we manage, rather than on firm orders. The mix of product demand varies significantly from quarter to quarter, further complicating our estimated product needs. Our expense and inventory levels are based largely on these estimates. In addition, our events business is particularly unpredictable and subject to variation due to the short time-frame between when we learn of an opportunity and when the event occurs. Further, the majority of our product orders are received in the last month of a quarter; thus, the unpredictability of the receipt of these orders could negatively impact our future results. Accordingly, any significant shortfall in demand for our products or services in relation to our expectations, even if the result was a short-term delay in orders, would have an adverse impact on our operating results.

We have experienced growing demand for our hosting and event services as well as a growing preference from our customers in purchasing our annually licensed software. As a result, we have seen an increase in service billings and recurring revenue as a percentage of total billings, and a decrease in hardware billings. We expect this trend to continue, which we expect to help improve predictability of revenue and gross margins but will delay the impact on revenue of any increase or decrease in billings during any particular quarter. We subcontract for some services required by our events customers, such as onsite management labor and closed captioning. We typically charge for such services at a lower margin than other services. The percentage of billings represented by services, provided either directly or indirectly, is also likely to fluctuate from quarter to quarter due to seasonality of event services and other factors. Since content hosting and support services are typically billed in advance of providing the service, revenue is initially deferred, leading to reduced current period revenue with a corresponding negative impact to profits or losses in periods of significant increase in the percentage of our billings for deferred services.

Accounting regulations and related interpretations and policies, particularly those related to revenue recognition, cause us to defer revenue recognition into future periods for all or portions of our products and services.

Revenue recognition for our products and services is complex and subject to multiple sources of authoritative guidance, some of which are new, as well as, varied interpretations and implementation practices for such rules. These rules require us to apply judgment in determining revenue recognition. In certain situations, we may have to defer the entire amount of revenue from a transaction, even when the product has already shipped. This may occur when the customer has delayed payment on the transaction, or in certain other circumstances, such as when we agree to extend payment terms on other invoices from such customer. In addition, we always defer revenue when services are included in a transaction, and not performed. Other factors that are considered in revenue recognition include those such as standalone selling price (SSP), best estimate of selling price and the inclusion of other services and contingencies to payment terms. We expect that we will continue to defer portions or, in certain circumstances with respect to a particular customer, all of our product or service billings because of these factors, and to the extent that management’s judgment is incorrect it could result in an increase in the amount of revenue deferred in any one period. The amounts deferred may be significant and may vary from quarter to quarter depending on, among other factors, compliance with payment terms, the mix of products sold, combination of products and services sold together or contractual terms.

Additional changes in authoritative guidance, including the interpretation of "Revenue from Contracts with Customers (Topic 606)", or changes in practice in applying such rules could also cause us to defer the recognition of revenue to future periods or recognize lower revenue. See Note 1 - Accounting Policies of the Notes to Financial Statements (Part II, Item 8 of this Form 10-K) for further discussion.

Because we generally recognize revenues ratably over the term of our service contracts, decrease or increase in service transactions will not be fully reflected in our operating results until future periods.

We recognize most of our revenues from service contracts monthly over the terms of their agreements, which are typically 12 months, although terms have ranged from less than one month to 48 months. As a result, much of the service revenue we report in each quarter is attributable to agreements entered into during previous quarters. Consequently, a decline in sales, client renewals or market acceptance of our products in any one quarter will not necessarily be fully reflected in the revenues in that quarter and will negatively affect our revenues and profitability in future quarters. This ratable revenue recognition also makes it difficult for us to rapidly increase our revenues through additional sales in any period, as revenues from new clients must be recognized over the applicable agreement term.

Currency exchange rate fluctuations could result in higher costs and decreased margins and earnings.

The functional currency of our foreign subsidiaries in the Netherlands is the Euro and in Japan is the Japanese Yen. They are subject to foreign currency exchange rate risk. The conversion rate of the Yen to the US Dollar varied from about 102 to approximately 114 during fiscal 2021. Similarly, the Euro varied from about 0.81 to approximately 0.86 to the US Dollar during fiscal 2021. Similarly, our plan to offer higher education to students around the world will expose us to currency exchange risk in many additional countries. The strength of the dollar impacts our ability to export profitably to other countries and will likely continue to fluctuate. Any increase in the exchange rate of the US Dollar compared to other currencies in countries we do business will impact our future operating results and financial position.

Our ability to utilize our net operating loss carryforwards may be limited.

The use of our net operating loss carryforwards may have limitations resulting from certain future ownership changes or other factors under the Internal Revenue Code and other taxing authorities. The Tax Cuts and Jobs Act of 2017 changed both the federal deferred tax value of the net operating loss carryforwards and the rules of utilization of federal net operating loss carryforwards. The Tax Cuts and Jobs Act of 2017 lowered the corporate tax rate from 35% to 21% effective for our 2018 fiscal year. For net operating loss carryforwards generated in years prior to 2018, there is no annual limitation on the utilization and the carryforward period remains at 20 years. There could be a limitation if a change in ownership occurs. However, net operating loss carryforwards generated in years after 2017 will only be available to offset 80% of future taxable income in any single year, but will not expire.

If our net operating loss carryforwards are limited, and we have taxable income which exceeds the available net operating loss carryforwards for that period, we would incur an income tax liability even though net operating loss carryforwards may be available in future years prior to their expiration. Any such income tax liability may adversely affect our future cash flow, financial position and financial results.

Company Risks – Operational

Operational failures in our network infrastructure could disrupt our remote hosting services, cause us to lose clients and sales to potential clients and result in increased expenses and reduced revenues.

Unanticipated problems affecting our network systems could cause interruptions or delays in the delivery of the hosting services we provide to some of our clients. We are not equipped to provide full disaster recovery to all of our hosted clients. If there are operational failures in our network infrastructure that cause interruptions, slower response times, loss of data or extended loss of service for our remotely hosted clients, we may be required to issue credits or pay penalties, current clients may terminate their contracts or elect not to renew them and we may lose sales to potential clients. We have recently acquired additional hardware and systems, expect to make more significant investments in hardware, particularly to scale new product initiatives and have outsourced most aspects of our network infrastructure to multiple providers. We also rely on Internet systems and infrastructure to operate our business and provide our services. As a result, we are reliant on third parties for network availability, so outages may be outside our control and we may need to acquire additional hardware in order to provide an appropriate level of redundancy required by our customers. These hardware, data, and cloud computing platforms may not be available at reasonable terms or prices.

Our business and growth initiatives are susceptible to risks associated with international operations.

International product and service billings were 36% of our total billings in each of the past two years and are expected to continue to account for a significant portion of our business in the future. International sales are subject to a variety of risks, including:

- Difficulties in establishing and managing international subsidiaries, distribution channels and operations;

- Difficulties in selling, servicing and supporting overseas products, translating products into foreign languages and compliance with local hardware requirements;

- Restrictions related to COVID on traveling to support our international customers

- Difficulties in managing the demands of large international deployments, many of which distract key sales personnel from opportunities in other parts of the world;

- Challenges associated with management transition and staff turnover;

- Challenges related to language or cultural differences;

- The uncertainty of laws and enforcement in certain countries, such as China, relating to the protection of intellectual property or requirements for product certification, protection of personal data or other restrictions;

- Competitive pressure impacting other parts of the world;

- Multiple and possibly overlapping tax structures;

- Currency and exchange rate fluctuations and imposition of tariffs or quotas;

- Difficulties in collecting accounts receivable in foreign countries, including complexities in documenting letters of credit;

- Economic or political changes in international markets;

- Restrictions on access to the Internet; and

- Difficulty in complying with international employment related requirements

Supporting our existing and growing customer base and implementing large customer deployments could strain our personnel resources and infrastructure, and if we are unable to scale our operations and increase productivity, customer satisfaction and our business will be harmed.

Frequent enhancements to our software put pressure on our customers to install, maintain and train their personnel on its use. Further, frequent releases of the software can lead to less product stability. As a result, our customer care and engineering resources have come under, and are expected in the future to come under significant pressure in providing the high-quality of technical support our customers expect during periods of high demand. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on our applications and business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our products and services to existing and prospective customers, and our business, operating results and financial position.

As we target more of our sales efforts at larger initial transactions, we face increasingly complex deployments requiring substantial technical and management resources, including in some cases significant product customization and integration with other applications or hardware. Customers making large expenditures for our products and services typically have higher expectations of product and service operability and response time if issues arise. Some of these customers have asked us to host their content and have significant amounts of legacy content to transfer to our datacenter. Such increased activity and storage demand on our data centers put additional strain on our personnel and hosting infrastructure. Our hosting customers typically require a high level of access, data security and need to capture and store multiple high definition streams. Such requirements require costly enhancements to our infrastructure. If we do not accurately plan for our infrastructure capacity requirements and we experience significant strains on our data center capacity, our customers could experience performance degradation or service outages that may subject us to financial penalties, result in customer losses and harm our business. As we add or change data centers or capacity, we may move or transfer our data and our customers’ data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our services, which may damage our business. High demand on technical and management resources to manage large transactions distract personnel from existing customers, development of new products and other important activities which could lead to potential customer dissatisfaction, product development delays or other issues associated with the distraction.

If a customer is not satisfied with the quality of work performed by us or a third party in performing our events services, we could incur additional costs to address the situation and delay recognition of revenue, the profitability of that work might be impaired, and the customer’s dissatisfaction with our services could damage our ability to obtain additional work from that customer. We could face equipment or Internet connection failure outside our control but could regardless result in the customer being dissatisfied with our performance. In addition, negative publicity related to our customer relationships, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with current and prospective customers.

If we lose key personnel or fail to integrate replacement personnel successfully, our ability to manage our business could be impaired.

Our future success depends upon the continued service of our key management, technical, sales and other critical personnel, including our Chief Executive Officer. Most of our officers and other key personnel are employees-at-will, and we cannot assure that we will be able to retain them. Key personnel have left our Company in the past, sometimes to accept employment with companies that sell similar products or services to existing or potential customers of ours. The technology industry is subject to substantial and continuous competition for engineers with high levels of experience in designing, developing and managing software and Internet-related services, as well as competition for sales and operations personnel. There will likely be additional departures of key personnel from time to time in the future and such departures could result in additional competition, loss of customers or confusion in the marketplace. As we seek to replace such departures, or expand our business, the hiring of qualified sales, technical and support personnel is difficult due to the limited number of qualified professionals. Training of new sales, technical and support personnel can take six months or longer before they become productive. Sales and technical strategies have changed and will likely change further in the future and require different skills to sell to different customer types and develop new and changing products. The loss of any key employee could result in significant disruptions to our operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of Company initiatives and the results of our operations. In addition, we do not have life insurance policies on any of our key employees. If we lose the services of any of our key employees, the integration of replacement personnel could be time consuming, may cause disruptions to our operations and may be unsuccessful.

Manufacturing disruption or capacity constraints would harm our business.

We subcontract the manufacturing of our recorders to a third-party contract manufacturer. Although we believe there are multiple sources of supply from other contract manufacturers, as well as, multiple suppliers of component parts required by our contract manufacturer, there is currently a global shortage of most component parts. Inability to get parts or completed systems required to satisfy customer demand would have a material negative impact on our revenues. Likewise, we are susceptible to any material change in terms; such as pricing, level of services performed or changes to payment terms by our contract manufacturer. In particular, the cost of our products increased this year as a result of increased tariffs, an imbalance between supply and demand, inflation and challenges finding sources of distribution. Many component parts currently have long delivery lead times or cease production of certain components with limited notice in which to evaluate or obtain alternate supply, requiring conservative estimation of production requirements. Lengthening lead times, product design changes and other third-party manufacturing disruptions have caused delays in delivery in the past and will likely continue to occur. In order to compensate for supply delays, we have sourced components from increased order lead-time from approximately three months to fifteen months, shopped other off-shore locations, used cross component parts, paid significantly higher prices or premium fees to expedite delivery for short supply components, produced alternate versions and converted inventory from one version to another. We have typically maintained greater amounts of inventory as insurance against delays but currently hold substantially lower quantities of inventory as a result of delays in several components required in the production of our recorders. Our inventory levels at September 30, 2021 were $442 thousand compared to $1.2 million at September 30, 2020. Many of these strategies have increased our costs or require substantial resources to maintain and may not be sufficient to ensure against a product shortage. We depend on our subcontract manufacturer to produce our products efficiently while maintaining high levels of quality despite frequent changes in configuration and scheduling imposed by us. Any manufacturing or component defects, delay in production or changes in product features will likely cause customer dissatisfaction and may harm our reputation. Moreover, any incapacitation of the manufacturing site due to destruction, natural disaster or similar events could result in a loss of product inventory. As a result of any of the foregoing, we may not be able to meet demand for our products, which could negatively affect revenues in the quarter of the disruption or longer depending upon the magnitude of the event, and could harm our reputation.

We license technology from third parties. If we are unable to maintain these licenses, our operations and financial condition may be negatively impacted.

We license technology from third parties. The loss of, our inability to maintain, or changes in material terms of these licenses could result in increased cost or delayed sales of our software, and services, or may cause us to remove features from our products or services. We anticipate that we will continue to license technology from third parties in the future. This technology may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the component technologies that we license from third parties could be difficult for us to replace. The impairment of these third-party relationships, especially if this impairment were to occur in unison, could result in delays in the delivery of our software and services until equivalent technology, if available, is identified, licensed and integrated. This delay could adversely affect our operating results and financial condition.

Company Risks – Strategic

The technology underlying our products and services is complex and may contain unknown defects that could harm our reputation, result in product liability or decrease market acceptance of our products.

The technology underlying our products and services is complex and includes software that is internally developed, software licensed from third parties and hardware purchased from third parties. These products have, and will in the future, contain errors or defects, particularly when first introduced or when new versions or enhancements are released. We may not discover defects that affect our current or new applications or enhancements until after they are sold, and our insurance coverage may not be sufficient to cover our exposure. Further, there are third-party applications our products and services are dependent on, or integrate with, such as operating systems and learning management systems. These integrations require specialized knowledge that is difficult and expensive to maintain. Failure to maintain compatibility with such applications or identification of defects in our products and services could:

- Damage our reputation;

- Cause our customers to initiate product liability suits against us;

- Increase our product development resources;

- Cause customers to cancel orders, ask for partial refunds or potential customers to purchase competitive products or services;

- Delay release or market acceptance of our products, or otherwise adversely impact our relationships with our customers; and/or

- Cause us to allocate valuable engineering resources to fix our existing products, which may cause us to allocate fewer resources toward developing new products, or toward adding features to our existing products.

Our success depends upon the proprietary aspects of our technology.

Our success and ability to compete depend to a significant degree upon the protection of our proprietary technology. We currently have three U.S. patents that have been issued to us. We may seek additional patents in the future. However, it is possible that:

- Any patents acquired by or issued to us may not be broad enough to protect us.

- Any issued patent could be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from exploiting the inventions claimed in those patents.

- Current and future competitors may independently develop similar technology, duplicate our services or design around any of our patents.

- Effective patent protection, including effective legal-enforcement mechanisms against those who violate our patent-related assets, may not be available in every country in which we do or plan to do business.

- We may not have the resources to enforce our patents or may determine the potential benefits are not worth the cost and risk of ultimately being unsuccessful.

We may not be able to innovate to meet the needs of our target markets.

Our future success will continue to depend upon our ability to create an effective product development strategy, to develop new products, product enhancements and service offerings that address future and rapidly changing needs of our existing target markets and enable us to expand the market for our products and service offerings. Our success is also dependent upon our ability to respond to changing standards and practices on a timely basis, particularly as customers move away from hardware to software solutions. The success of new strategies, products, product enhancements and service offerings depend on several factors, including timely completion, quality and stability, and market acceptance. Our fiscal 2022 business plan includes an expectation that we begin to develop and introduce new product and service offerings in areas where we can leverage our product development skills, understanding of video technologies and strength in the higher education vertical. These offerings will take significant investment in key engineering, sales and management resources with little, if any, impact on fiscal 2022 revenue. While the Company believes that investment in areas where it believes there is a much greater opportunity for growth will yield significant revenue improvement in future years, there can be no assurance we will be successful due to market acceptance, correct identification of opportunity markets, speed to market, unknown competitors, stability of educational and learning needs and other relevant new product development risks.

Our revenue could be adversely impacted if we do not capitalize on opportunities to develop innovative new products, product enhancements and service offerings that will increase the likelihood that our products and services will be accepted in preference to the products and services of our current and future competitors. Some of our prospective customers may delay the purchase of our products or services until certain features are completed, may require custom development of certain features as part of the purchase decision, or may condition additional payments tied to completion of such features. Prioritizing such custom features can be difficult to adapt to other customers and distracts our engineering team from implementing features required by other customers.

If potential customers or competitors use open source software to develop products that are competitive with our products and services, we may face decreased demand and pressure to reduce the prices for our products.

The growing acceptance and prevalence of open source software may make it easier for competitors or potential competitors to develop software applications that compete with our products, or for customers and potential customers to internally develop software applications that they would otherwise have licensed from us. One of the aspects of open source software is that it can be modified or used to develop new software that competes with proprietary software applications, such as ours. Such competition can develop without the degree of overhead and lead time required by traditional proprietary software companies. As open source offerings become more prevalent, customers may defer or forego purchases of our products, which could reduce our sales and lengthen the sales cycle for our products or result in the loss of current customers to open source solutions. If we are unable to differentiate our products from competitive products based on open source software, demand for our products and services may decline, and we may face pressure to reduce the prices of our products, which would hurt our profitability. If our use of open-source is challenged and construes unfavorably, our operating results could be adversely impacted.

We use open source software in our application suite. Although we monitor our use of open source software closely, the terms of many open source licenses have not been interpreted by United States courts, and there is risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our products. In such event, we could be required to re-engineer our technology or to discontinue offering all or a portion of our products in the event re-engineering cannot be accomplished on a timely basis, any of which could adversely affect our business, operating results and financial condition.

We also rely upon trademark, copyright and trade secret laws, which may not be sufficient to protect our intellectual property.

We also rely on a combination of laws, such as copyright, trademark and trade secret laws and contractual restrictions, such as confidentiality agreements and licenses, to establish and protect our technology. We have registered three U.S. and four foreign country trademarks. These forms of intellectual property protection are critically important to our ability to establish and maintain our competitive position. However, it is possible that:

- Third parties may infringe or misappropriate our copyrights, trademarks and similar proprietary rights.

- Laws and contractual restrictions may not be sufficient to prevent misappropriation of our technology or to deter others from developing similar technologies, particularly in foreign countries where the laws may not protect our proprietary rights as fully or as readily as Unites States laws.

- There have been attacks on certain patent systems, increasing the likelihood of changes to established laws, including in the United States. We cannot predict the long-term effects of any potential changes, which could be detrimental to our licensing program.

- Effective trademark, copyright and trade secret protection, including effective legal-enforcement mechanisms against those who violate our trademark, copyright or trade secret assets, may be cost prohibitive or unavailable or limited in foreign countries.

- Contractual agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information.

- Other companies may claim common law trademark rights based upon state or foreign laws that precede the federal registration of our marks.

- Policing unauthorized use of our services and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of any unauthorized use.

- Reverse engineering, unauthorized copying or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without paying us for it, which would significantly harm our business.

If other parties bring infringement or other claims against us, we may incur significant costs or lose customers.

Other companies may obtain patents or other proprietary rights that would limit our ability to conduct our business and could assert that our technologies infringe their proprietary rights. We have incurred substantial costs to defend against such claims in the past and could incur legal costs in the future, even if without merit, and intellectual property litigation could force us to cease using key technology, obtain a license or redesign our products. In the course of our business, we may sell certain systems to our customers, and in connection with such sale, we may agree to indemnify these customers from claims made against them by third parties for patent infringement related to these systems, which could harm our business.

There is a great deal of competition in the market for our product and services, which could lower the demand for our offerings and have a negative impact on our operations.

The market for our products and services is intensely competitive, dynamic and subject to rapid technological change. The intensity of the competition and the pace of change are expected to increase in the future, and likely will require the Company to compete on price and our offerings more than in the past, which could adversely affect our business and operating results. Increased competition has reduced gross margins, has resulted in new customer losses and may result in loss of market share, any one of which could seriously harm our business. Competitors vary in size and in the scope and breadth of the products and services offered, many of which have greater financial resources, greater name recognition, more employees and greater financial, technical, marketing, public relations and distribution resources than we have. In addition, new competitors with greater financial resources may arise through partnerships, distribution agreements, mergers, acquisitions or other types of transactions at any time. In particular, large companies have begun to make investments in and/or partner with smaller companies to enter the lecture capture and video management markets.

The competitive environment has required us to make changes in our products, pricing, licensing, services, or marketing to maintain and extend our current technology. Price concessions or the emergence of other pricing, licensing, and distribution strategies or technology solutions of competitors has impacted revenue growth and may in the future further reduce our revenue, margins or market share. Other changes we have to make in response to competition, such as our desktop user interface or changes to address privacy concerns, could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, release products and enhancements before they are thoroughly tested or result in customer dissatisfaction, any of which could harm our operating results and stock price.

If our marketing and lead generation efforts are not successful, our business will be harmed.

We believe that continued marketing efforts will be critical to achieve widespread acceptance of our products. Our marketing strategies and campaigns may not be successful, and we may not be able to generate sufficient cash flow from operations to cover the expenses required to implement effective strategies and campaigns. For example, failure to adequately generate and develop qualified sales leads could cause our future revenue to decrease. In addition, our inability to generate and cultivate qualified sales leads into large organizations, or significant cost to attain and maintain leads, where there is the potential for significant use of our products, could have a material adverse effect on our business. We may not be able to identify and secure the number of strategic qualified sales leads necessary to help generate marketplace acceptance of our products. If our marketing or lead-generation efforts are not successful, our business and operating results will be harmed.

The length of our sales and deployment cycles are uncertain, which may cause our revenue and operating results to vary significantly from quarter to quarter and year to year.

During our sales cycle, we spend considerable time and expense providing information to prospective customers about the use and benefits of our products without generating corresponding revenue. Our expense levels are relatively fixed in the short-term and based in part on our expectations of future revenue. Therefore, any delay in our sales cycle could cause significant variations in our operating results, particularly because a relatively small number of customer orders represent a large portion of our revenue.

Our largest potential sources of revenue are educational institutions, large corporations and government entities that often require long testing and approval processes before making a decision to purchase our products, particularly when evaluating our products for inclusion in new buildings under construction, high dollar transactions or competitive bids. In general, the process of selling our products to a potential customer may involve lengthy negotiations, collaborations with consultants, designers and architects, time consuming installation processes and changes in network infrastructure in excess of what we or our VARs are able to provide. In addition, educational institutions that started with small pilots are committing to more complex installations and expanding to include undergraduate classrooms, which, due to the increased size of these types of transactions, typically require a longer sales cycle. Also, our enterprise accounts are less motivated by seasonal sales and promotions, and therefore are frequently difficult to finalize. As a result of these factors, our sales and deployment cycles are unpredictable. Our sales and deployment cycles are also subject to delays as a result of customer-specific factors over which we have little or no control, including budgetary constraints, existing infrastructure technical issues and internal approval procedures, particularly with customers or potential customers that rely on government funding.

Our products are aimed toward a broadened user base within our key markets and these products are relatively early in their product life cycles. We cannot predict how the market for our products will develop, and part of our strategic challenge will be to convince targeted users of the productivity, improved communications and test scores, cost savings and other benefits. Accordingly, it is likely that delays in our sales cycles with these products will occur and this could cause significant variations in our operating results.

Sales of some of our products have experienced seasonal fluctuations which have affected sequential growth rates for these products, particularly in our first fiscal quarter. For example, there is generally a slowdown for sales of our products in the higher education and corporate markets in the first fiscal quarter of each year. Seasonal fluctuations could negatively affect our business, which could cause our operating results to fall short of anticipated results for such quarters. As such, we believe that quarter-to-quarter comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

We depend in part on the success of our relationships with third-party resellers and integrators.

Our success depends on various third-party relationships, particularly in our non-higher education business, with certain international geographies and our events services operations. The relationships include third party resellers, as well as, system integrators that assist with implementations of our products and sourcing of our products and services. Identifying partners, negotiating and documenting relationships with them and maintaining their relationships require significant time and resources from us. In addition, our agreements with our resellers and integrators are typically non-exclusive and do not prohibit them from working with our competitors or from offering competing products or services. We have limited control, if any, as to whether these strategic partners devote adequate resources to promoting, selling and implementing our products as compared to our competitor’s products. Our competitors may be effective in providing incentives to third parties to favor their products or services. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to compete in the marketplace or to maintain or grow our revenue could be impaired and our operating results would suffer.

We may need to make acquisitions or form strategic alliances or partnerships in order to remain competitive in our market, and such acquisitions, strategic alliances or partnerships, could be difficult to integrate, disrupt our business and dilute stockholder value.

We completed the acquisitions of Mediasite KK in Japan and MediaMission (now Sonic Foundry International) in the Netherlands in fiscal 2014. In the future, we may acquire or form strategic alliances or partnerships with other businesses in order to remain competitive or to acquire new technologies. Acquisitions, alliances and investments involve numerous risks, including:

- The potential failure to achieve the expected benefits of the combination or acquisition;

- Difficulties in and the cost of integrating operations, technologies, services and personnel;

- Diversion of financial and managerial resources from existing operations;

- Risk of entering new markets in which we have little or no experience or where competitors may have stronger market positions;

- Potential write-offs of acquired assets or investments, and potential financial and credit risks associated with acquired customers;

- Potential loss of key employees;

- Inability to generate sufficient revenue to offset acquisition or investment costs;

- The inability to maintain relationships with customers and partners of the acquired business;

- The difficulty of transitioning the acquired technology onto our existing platforms and maintaining the security standards consistent with our other services for such technology;

- Potential unknown liabilities associated with the acquired businesses;

- Unanticipated expenses related to acquired technology and its integration into existing technology;

- Negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue and unbilled deferred revenue;

- Delays in customer purchases due to uncertainty related to any acquisition;

- The need to implement controls, procedures and policies at the acquired company;

- Challenges caused by distance, language and cultural differences;

- In the case of foreign acquisitions, the challenges associated with integrating operations across different cultures and languages and currency, technological, employee and other regulatory risks and uncertainties in the economic, social and political conditions associated with specific countries; and

- The tax effects of any such acquisitions.

Our failure to successfully manage the acquisitions of Mediasite KK and Sonic Foundry International, or other future acquisitions, strategic alliances or partnerships could seriously harm our operating results. In addition, our stockholders would be diluted if we finance the future acquisitions, strategic alliances or partnerships by incurring convertible debt or issuing equity securities.

Company Risks – Compliance

Our customers may use our products to share confidential and sensitive information, and if our system security is breached, our reputation could be harmed and we may lose customers.

Our customers may use our products and services to share confidential and sensitive information, the security of which is critical to their business. Third parties may attempt to breach our security for customer hosted content or the networks of our customers.

Malicious third-parties may also conduct attacks designed to temporarily deny customers access to our services. Customers may take inadequate security precautions with their sensitive information and may inadvertently make that information public. We may be liable to our customers or subject to fines for a breach in security, and any breach could harm our reputation and cause us to lose customers. In addition, customers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to further protect against security breaches or to resolve problems caused by any breach, including litigation-related expenses if we are sued.

Our business is subject to changing regulations regarding corporate governance and public disclosure that will increase both our costs and the risk of noncompliance.

As a publicly traded company we are subject to significant regulations, including the Sarbanes-Oxley Act of 2002. While we have developed and instituted a corporate compliance program based on what we believe are the current best practices and continue to update the program in response to newly implemented regulatory requirements and guidance, we cannot assure that we are or will be in compliance with all potentially applicable regulations. If we fail to comply with any of these regulations, we could be subject to a range of regulatory actions, fines, or other sanctions or litigation.

The SEC has changed the rules multiple times on which companies are required to have auditor attestations in its system of internal controls. While these more recent changes make it less likely the Company will be required to have such an attestation, the SEC may in the future require us to have such an attestation. We have found material weaknesses in our internal control over financial reporting in the past and cannot assure that in the future we will not find additional material weaknesses in connection with our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We also cannot assure that we could correct all such weaknesses to allow our management to attest that we have maintained effective internal controls over financial reporting as of the end of our fiscal year in time to enable our independent registered public accounting firm to attest that such assessment will have been fairly stated in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission or attest that we have maintained effective internal control over financial reporting as of the end of our fiscal year. In addition, the disclosure of any material weakness in our internal control over financial reporting could have a negative impact on our stock price.

Industry Risks

Economic conditions could materially adversely affect the Company.

Weakness in domestic markets and global uncertainties exist in many areas of focus for us including the United Kingdom, Japan and the Middle East. In particular COVID 19 has created significant uncertainty in the world and specifically in the learning, educational, video, instructional global markets. . COVID has caused many of our events customers in Japan to reduce the number of events they hold or consolidate their events with a smaller number of vendors. Delays and cancellations of events is having a negative impact on our fiscal 2022 results and is likely to continue until COVID restrictions begin to improve in Japan and may not return to pre COVID levels. Many of our customers rely on local, state or Federal government funding, both domestic and international. The Japanese government provides subsidies to support higher education from time to time but has not been consistent. Subsidies have been anticipated in fiscal 2022 but have been delayed and as a result is having a negative impact on revenue in Japan. Any future delay or elimination of government programs will have a further negative impact on our operations in Japan. Any continuing unfavorable economic conditions could continue to negatively affect our business operating results or financial condition, which could in turn affect our stock price. Weak economic conditions and the resulting impact on the availability of public funds along with the possibility of state and local budget cuts and reduced university enrollment could lead to a reduction in demand for our products and services. In addition, a prolonged economic downturn could cause insolvency of key suppliers resulting in product delays, inability of customers to obtain credit to finance purchases of the Company’s products and inability or delay of our channel partners and other customers to pay accounts receivable owed to us.

Economic conditions may have a disproportionate effect on the sale of our product and services.

Many of our product customers will look at the total A/V equipment and labor cost to outfit a typical conference room or lecture hall as one amount for budgetary purposes. Consequently, although our products represent only a portion of the total cost, the cost of the entire project of outfitting a room or conference hall may be considered excessive and may not survive budgetary constraints. Alternatively, our resellers may modify their quotes to end customers by eliminating our products or substituting less expensive products supplied by our competitors in order to win opportunities within budget constraints. Event service partners may similarly suggest that customers eliminate recording and webcasting as a means of reducing event cost. Consequently, declines in spending by government, educational or corporate institutions due to budgetary constraints may have a disproportionate impact on the Company and result in a material adverse impact on our financial condition. Many events are facing limited attendance or have gone completely virtual which could lead to more event cancellations.

We could lose revenues if there are changes in the spending policies or budget priorities for government funding of colleges, universities, schools and other education providers.

Most of our customers and potential customers are public colleges, universities, schools and other education providers who depend substantially on government funding. Accordingly, any general decrease, delay or change in federal, state or local funding for colleges, universities, schools and other education providers could cause our current and potential customers to reduce or delay their purchases of our products and services, or to decide not to renew service contracts, either of which could cause us to lose revenues. In addition, a specific reduction in governmental funding support for products such as ours would also cause us to lose revenues. Unfavorable economic conditions may result in further budget cuts and lead to lower overall spending, including information technology spending, by our current and potential clients, which may cause our revenues to decrease.

Changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences, may have a material adverse impact on our business, operating results and financial condition.

The U.S. government has adopted new approaches to trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements. It has also initiated tariffs on certain foreign goods and has raised the possibility of imposing significant, additional tariff increases or expanding the tariffs to capture other types of goods. In response, certain foreign governments have imposed retaliatory tariffs on goods that their countries import from the U.S. Changes in U.S. trade policy have resulted in one or more foreign governments, including China, adopting responsive trade policies that make it more difficult or costly for us to do business in or import our products from those countries. As a result of tariffs in China, the cost of our products has increased. Additional trade restrictions may lead to increased prices to our customers, which may reduce demand, or, if we are unable to achieve increased prices, result in lowering our margin on products sold.

We cannot predict the extent to which the U.S. or other countries will impose quotas, duties, tariffs, taxes or other similar restrictions upon the import or export of our products in the future, nor can we predict future trade policy or the terms of any renegotiated trade agreements and their impact on our business. The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact demand for our products, our costs, our customers, our suppliers, and the U.S. economy, which in turn could have a material adverse effect on our business, operating results and financial condition.

Privacy concerns and laws, evolving regulation of cloud computing, cross-border data transfer restrictions and other domestic or foreign regulations may limit the use and adoption of our solutions and adversely affect our business

Regulation related to the provision of services on the Internet is increasing, as Federal, state and foreign governments continue to adopt new laws and regulations addressing data privacy and the collection, processing, storage and use of personal information, including health data. In some cases, foreign data privacy laws and regulations, such as the European Union’s General Data Protection Regulation that was enacted in May 2018, and an amended Act on the Protection of Personal Information in Japan, impose new obligations directly on us both as a data controller and a data processor, as well as on many of our customers. These new laws may require us to make changes to our services and/or our customers to meet the new legal requirements, and may also increase our potential liability exposure through higher potential penalties for non-compliance. Further, laws such as the European Union’s proposed e-Privacy Regulation are increasingly aimed at the use of personal information for marketing purposes, and the tracking of individuals’ online activities. These new or proposed laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions. These and other requirements could reduce demand for our services, require us to take on more onerous obligations in our contracts, restrict our ability to store, transfer and process data or, in some cases, impact our ability to offer our services in certain locations or our customers' ability to deploy our solutions globally. For example, ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the European Economic Area to the United States could result in further limitations on the ability to transfer data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that support cross-border data transfers, such as the EU-U.S. and Swiss-U.S. Privacy Shield framework. Additionally, certain countries have passed or are considering passing laws requiring local data residency. In addition, domestic data privacy laws, such as the California Consumer Privacy Act (“CCPA”), which took effect in January 2020, continue to evolve and could expose us to further regulatory burdens. Further, laws such as the European Union’s proposed e-Privacy Regulation are increasingly aimed at the use of personal information for marketing purposes, and the tracking of individuals’ online activities. The costs of compliance with, and other burdens imposed by, privacy laws, regulations and standards may limit the use and adoption of our services, reduce overall demand for our services, make it more difficult to meet expectations from or commitments to customers, lead to significant fines, penalties or liabilities for noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business.

We likely will need to acquire software and hardware in order to enhance our ability to defend and to detect intrusions to our network infrastructure and may need to seek certifications we currently do not have such as SOC2, ISO 27001 or both. These enhancements will be expensive and require significant staff time to deploy and develop. These risks are mitigated, to the extent possible, by our ability to maintain and improve business and data governance policies, enhanced processes and internal security controls, including our ability to escalate and respond to known and potential risks. Our executive management are regularly briefed on our cyber-security policies and practices and ongoing efforts to improve security, as well as periodic updates on cyber-security events. In addition, we update our Audit Committee at least annually regarding our processes for evaluating and mitigating risks including cyber related risks. Although we have developed systems and processes designed to protect our customers’ and our customers’ customers’ proprietary and other sensitive data, we can provide no assurances that such measures will be effective.

In addition to government activity, privacy advocacy and other industry groups have established, or may establish, new self-regulatory standards that may place additional burdens on us. Many of our customers in the European Union face increasingly complex procurement requirements that have delayed some projects and caused us not to be successful in winning other opportunities. If we are unable to maintain these certifications or meet these standards, it could adversely affect our ability to provide our solutions to certain customers and could harm our business.

Our customers and potential customers do business in a variety of industries, including financial services, the public sector, healthcare and telecommunications. Regulators in certain industries have adopted and may in the future adopt regulations or interpretive positions regarding the use of cloud computing and other outsourced services. The costs of compliance with, and other burdens imposed by, industry-specific laws, regulations and interpretive positions may limit customers’ use and adoption of our services and reduce overall demand for our services.

The costs of compliance with, and other burdens imposed by laws, regulations and standards, may limit the use and adoption of our service and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance.

Furthermore, concerns regarding data privacy may cause the users of our customers’ data to resist providing the data necessary to allow our customers to use our service effectively. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of our products or services, and could limit adoption of our cloud-based solutions.

We face risks associated with government regulation of the internet and related legal uncertainties.

Currently, few existing laws or regulations specifically apply to the Internet, other than laws generally applicable to businesses. Many Internet-related laws and regulations, however, are pending and may be adopted in the United States, in individual states and local jurisdictions and in other countries. These laws may relate to many areas that impact our business, including encryption, network and information security, and the convergence of traditional communication services, such as telephone services, with Internet communications, taxes and wireless networks. These types of regulations could differ between countries and other political and geographic divisions both inside and outside the United States. Non-U.S. countries and political organizations may impose, or favor, more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulation. Certain countries have implemented, or may implement, legislative and technological actions that either do or can effectively regulate access to the Internet, including the ability of Internet Service Providers to limit access to specific websites or content. In addition, state and local governments within the United States may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for, and the costs associated with, our products and services. The adoption of such laws and regulations may harm our business.

Investor Risks

The market price of our common stock may be subject to volatility.

In the past and through 2021, the trading prices of the securities of technology companies have been more volatile than the broader market. Factors affecting the market price of our common stock include:

- Variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue and other financial metrics and non-financial metrics, and how those results compare to investor expectations;

- Our announcement of actual results for a fiscal period that are higher or lower than expected results;

- Changes in the estimates of our operating results or changes in recommendations by securities analysts that elect to follow our common stock;

- Announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;

- Announcements by us or by our competitors of mergers or other strategic acquisitions, or rumors of such transactions involving us or our competitors;

- Announcements of customer additions and customer cancellations or delays in customer purchases;

- Recruitment or departure of key personnel;

- Disruptions in our service due to computer hardware, software, network or data center problems;

- The economy, market conditions in our industry and the industries of our customers;

- The issuance of shares of common stock and preferred stock by us, whether in connection with an acquisition or a capital raising transaction;

- Low trading volumes of our shares and inconsistent trading activity;

- Issuance of debt, changes to, defaults or non-renewal of debt facilities and other convertible securities;

- Failure to meet Nasdaq Exchange or OTC market requirements; and

- Any other factors discussed herein.

In addition, if the market for technology stocks or the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industry even if these events do not directly affect us.

Our common stock is subject to low trading volume and broad price swings.

Our common stock is currently traded on the Nasdaq Capital Market since January 2022. While our recent uplisting will likely improve liquidity in our stock, there can be no assurances that it will or that we can maintain the listing standards required to stay on the NASDAQ.

Exercise of outstanding options and warrants will result in further dilution.

The issuance of shares of common stock upon the exercise of our outstanding options and warrants will result in dilution to the interests of our stockholders, and may reduce the trading price of our common stock.

At December 31, 2021, we had 440 thousand outstanding warrants and 2.3 million of outstanding stock options granted under our stock option plans, 1.3 million of which are immediately exercisable.

While a substantial portion of our outstanding warrants and options are currently priced above the market price of our common stock, dilution to the interests of our stockholders will likely occur if or when they are exercised. Additional options and warrants may be issued in the future at prices not less than 85% of the fair market value of the underlying security on the date of grant. Exercises of these options, or even the potential of their exercise may have an adverse effect on the trading price of our common stock. The holders of our options are likely to exercise them at times when the market price of the common stock exceeds the exercise price of the securities. Accordingly, the issuance of shares of common stock upon exercise of the options will likely result in dilution of the equity represented by the then outstanding shares of common stock held by other stockholders. Holders of our options can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms, which are more favorable to us than the exercise terms provided, by these options.

Provisions of our charter documents and Maryland law could also discourage an acquisition of our Company that would benefit our stockholders and, due to our insiders control of a substantial percentage of our stock, our officers, directors, and major stockholders will have a substantial amount of control over whether to approve or disapprove of a transaction.

Provisions of our articles of incorporation and by-laws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our stockholders. Our articles of incorporation authorize our board of directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. Furthermore, our articles of incorporation provide for a classified board of directors, which means that our stockholders may vote upon the retention of only one or two of our five directors each year. Moreover, Maryland corporate law restricts certain business combination transactions with “interested stockholders” and limits voting rights upon certain acquisitions of “control shares.” In addition, even when there are no interested stockholders involved in a transaction, Maryland law requires that a transaction involving a merger, consolidation, transfer of assets, or share exchange, must be approved by the affirmative vote of at least two-thirds of the Company’s stockholders.

Our executive officers and directors together beneficially own, on an “as converted basis”, approximately 45% of our outstanding common stock, and Mr. Burish, individually, owns approximately 40% on an as converted basis. As a result, these stockholders, if they act together or in a block, or individually in the case of Mr. Burish, could have significant influence over most matters that require approval by our stockholders, including the approval of significant corporate transactions, even if other stockholders oppose them. In addition, under federal law, in many circumstances a company such as Sonic Foundry is not required to disclose that negotiations relating to a merger or to a sale of its stock or assets are occurring until a material definitive agreement has been reached. Concentration of ownership as described here might also have the effect of delaying or preventing a change of control of our Company that other stockholders may view as beneficial.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $4.0 million from this offering, after deducting the underwriting fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital.

DILUTION

As of December 31, 2021, our net tangible book value was approximately $0.4 million, or approximately $0.05 per share of our Common Stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the total number of shares of our Common Stock outstanding as of December 31, 2021.

After giving effect to the sale of 1,700,000 shares of our Common Stock in this offering at an offering price of $2.55 per share, and after deducting estimated offering fees and expenses payable by us, our net tangible book value as of December 31, 2021 would have been approximately $0.49 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.44 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.06 per share to investors participating in this offering. The following table illustrates this dilution per share of Common Stock to investors participating in this offering:

Public offering price		$2.55
Net tangible book value per share as of December 31, 2021	$0.05
Increase in net tangible book value per share attributable to new investors	$0.44
Adjusted net tangible book value per share after giving effect to the offering		$0.49

Dilution per share to new investors in this offering		$2.06

The foregoing illustration does not reflect the potential dilution from the exercise of outstanding options or warrants to purchase shares of our Common Stock.

BUSINESS

Business Overview

Sonic Foundry (NASDAQ: SOFO) (the “Company”) is a global leader in video creation management solutions as well as virtual and hybrid events through its Mediasite™ video platform. The Mediasite Video Platform automates the capture, management, and delivery of live and on-demand streaming videos for more than 5,200 educational institutions, corporations, healthcare organizations and government entities in over 65 countries around the world. The Company is currently investing in new products and markets that leverage both our technical skills with video development and our years of experience delivering solutions to the higher education market.

Our Products Address Today's Communication Challenges

With the onset of COVID-19 in early 2020, organizations of all types have been compelled to embrace a digital-first world where video adoption and utilization are at the core of every remote working and learning solution for education, communication, and collaboration. With Sonic Foundry’s 30-year reputation as a leader in video technology, the Company is well-positioned to capitalize on the new fundamental needs for rapid and remote communication in a post-pandemic world as well as aligning organizations with the tech-savvy generations now in the workplace. Sonic Foundry’s products and services can help customers efficiently and cost-effectively address the challenge of sharing information whenever and wherever content is consumed through our award-winning Mediasite video platform.

New Growth Initiatives

We are currently developing what we believe will be the most complete library of SaaS-based AI editing solutions that can deliver instant, comprehensive, and automated video enhancements at scale. We call this: better video every time, in no time. We believe the market for this technology is significantly greater than what our existing Mediasite solution addresses – essentially it can enhance every video created in the world by businesses, associations, and consumers.

We believe we can leverage our existing customer relationships by providing some of these tools with our existing solutions that will in turn make our existing products more valuable and provide for quick adoption of these tools. These solutions can then also be marketed to non-Mediasite users as a stand-alone application that we believe will provide an opportunity for greater revenue growth.

We are also developing a solution that leverages our strength in the education sector and our collaboration with top education institutions that can help our university customers maintain enrollment in their online classrooms and tap into less competitive pools of students.

After researching potential solutions, we developed a prototype that would in fact democratize education worldwide. What most people don’t realize is that there are millions of students who are capable of paying for a higher education experience but don’t have access to it for many reasons—geo/political instability or inadequate infrastructure to even participate in online studies.

To close this educational gap, we developed an innovative solution that will allow students to have an in-person experience in locally supported, affordable, community-centric environments that offer aggregated educational content on the Sonic Foundry Mediasite platform.

Our team is very excited to bring this idea to life and bridge the educational gap that keeps young populations and their emerging economies disadvantaged. This supply-demand imbalance exists in many countries and offers US and UK universities who are struggling to find students, an opportunity to partner with Sonic Foundry to create a global platform that addresses a serious world issue while solving their own enrollment issues.

These solutions will require significant investment in developers, marketing, operations and infrastructure over the coming months and years.

Mediasite Solutions

Mediasite Video Capture Solutions. Mediasite provides the following primary flexible hardware and software solutions to record and upload any video-based content from anywhere, automatically:

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Mediasite Recorder and Recorder Pro: The Recorder and Recorder Pro are built-in room appliances that use schedule-based capture and advanced audio/video integration to fully automate high-quality video and content recording in lecture halls, training rooms, simulation labs and auditoriums. The room can be scheduled to automatically record and publish to Mediasite, so Instructors and speakers can focus on teaching and presenting, free from technology worries and confident that everything said and presented is being captured.

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Mediasite Mobile Recorders: The Mobile Recorder is a portable recording device used to capture and stream broadcast-quality video from any environment when portability is key. Designed for on-the-go webcasting, hybrid events, guest speakers and conferences, the lightweight design moves easily from location to location and can be set up and ready to record in only a few minutes.

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Mediasite Mosaic: Formerly known as My Mediasite, Mosaic allows instructors, employees and students to create high quality videos, screencasts and slideshows from their computers or mobile devices with just one click. From demos and video training to flipped classes, lectures and assignments, everything needed to record, upload, manage and publish personal videos is in one simple-to-use tool, requiring no pro video skills

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Mediasite Catch: Mediasite Catch is a video capture software solution that is scalable, reliable, and economical for classrooms not equipped with extensive audio/video capabilities. Mediasite Catch expands automation to classrooms with little to no audio/video capabilities and complements the existing Mediasite suite of content capture solutions. It can accommodate as many classrooms as needed.

As a result of COVID, many of our customers switched to remote work and teaching, and the need for traditional in-room video capture slowed. While this caused a temporary dislocation for Sonic Foundry’s customary offerings, the Company’s medium, and long-term opportunity for providing enhanced digital capabilities multiplied. The way we live, work and play has been permanently disrupted, ushering a new era of being connected on-demand. Sonic Foundry offers its customers an end-to-end solution that can be rapidly and efficiently deployed with its Mediasite Video Management and Delivery Solutions.

Mediasite Video Management and Delivery Solutions

Mediasite is a scalable, reliable, and secure solution to manage, search, analyze, publish, and stream video content. With Mediasite, government, businesses, and education institutions can:

•Automatically publish video to a learning management system (LMS), content management system (CMS), training portal or any website

• Centrally manage and secure any video

• Create an enterprise or campus YouTube channel

• Deepen engagement and improve learning with quizzing, annotations, comments, polls, surveys and other interactive tools

• Analyze viewing metrics to measure learner engagement and outcomes

• Search everything with fully indexed audio, video and slide content

• Stream live and on-demand video to any device

Mediasite On-Premises or Mediasite Cloud

Mediasite is available as either an on-premises license or as a SaaS (Software as a Service) offering within our Mediasite Cloud. Customers can conveniently host and manage all their content with Mediasite Cloud, or use it as needed for large events to divert heavy viewing traffic from their on-premises Mediasite deployment. Our co-located and high availability data centers and experienced team successfully manage customers’ cloud-based video streaming in a secure, fault-tolerant environment. During 2020, the Company made an investment in a new dual redundant, high availability data center in the United Kingdom, which went online at the end of September 2020. The Company also upgraded its existing US data centers, which went online during the first calendar quarter of 2021.

COVID Accelerated the Use of Video as a Key Communications Tool by Possibly Ten Years

Even before COVID, companies were increasingly focused on becoming digital-forward enterprises. Anticipating this new market paradigm, Sonic Foundry invested in its data center infrastructure to help customers achieve their IT support objectives prior to COVID. Consequently, the Company was prepared to immediately support customer needs for handling the dramatic and rapid increase in data storage by migrating them to Mediasite Cloud. This accelerated customer adoption of Sonic Foundry’s cloud strategy and generated additional cloud revenue.

Any further hardware investment required would be offset by an increase in revenue from hosting. The Company believes the significant increase in video content creation will proliferate as video conferencing systems like Zoom and Teams are used to record meetings and presentations. Between 2019-2021, Sonic Foundry developed and released an advanced integration to seamlessly automate workflow between Zoom or Teams, Mediasite, and a school's LMS. This allows all video content to be edited and managed in one secure location regardless of how it was recorded. Given the ongoing supply chain disruption, the Company believes any delays and uncertainty in hardware orders will be offset by increasing software licenses and cloud contracts.

Our Service Offerings Address the New Virtual World

Mediasite Events

Mediasite Events provides live and on-demand webcasting services for conferences, hybrid events and high-profile broadcasts, supplying turnkey streaming solutions for hundreds of events each year. Fortune 500 companies, universities, associations, sporting events and charitable organizations use Mediasite Events to capture, produce, and deliver high-quality event experiences, both in-person and virtually.

Our Mediasite Events business, both in the United States (US) and Japan, was significantly impacted by COVID. In early March 2020, all near-term, in-person events started to cancel due to concerns over the virus. While the Company’s in-person pipeline for the remainder of March and April shrunk to zero, it quickly replaced in-person events with virtual events. Since late March 2020, the US team has been helping customers continue to hold high-quality events via our virtual events platform, which utilizes Mediasite technology. In-person events did not resume at a typical level in fiscal 2021 based on continued concern over virus variants. As in-person events resume, the Company is optimistic that virtual events will remain an ongoing solution for the event industry.

Mediasite Professional Services

Customers maximize their return on video with additional Mediasite Services including integration services, installation assistance, custom development, training, and monitoring services. While COVID impacted the Company’s ability to do onsite services, it has been able to provide the majority of our professional services remotely, allowing the opportunity to provide uninterrupted year-round professional services support to new users and existing customers.

Mediasite Customer Care

Mediasite Customer Care plans include software upgrades for Mediasite and Mediasite capture solutions, technical support, warranty extensions and advanced replacement on hardware, as well as access to the Mediasite Community and other online resources. Nearly all our customers purchase a Customer Care plan when they purchase Mediasite or Mediasite capture solutions. Annual service contracts for Mediasite Video Cloud include a Standard Customer Care plan. COVID has not had an immediate impact on our Customer Care plans. It is, however, difficult to predict the long-term impact should the pandemic persist.

Segment Information

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280-10, Segment Reporting, the Company has three operating segments; however, these segments meet the criteria for aggregation for reporting purposes as one reporting segment as of September 30, 2021.

Billings

Our services are typically billed and collected in advance of providing the service. Billings, which are a non-GAAP measure, are an important indicator of customer activity and cash flow in addition to revenue, and is therefore used by management as a key operational indicator. Billings are computed by combining revenue with the change in unearned revenue.

Our largest individual customers can be either value added resellers (“VARs”) or end users in the case of large higher education institutions. No single customer represented over 10% of billings or revenue in 2021 or 2020.

Sales

We sell and market our offerings through a sales force that manages a channel of value-added resellers, system integrators, and consultants. These third-party representatives specialize in understanding both audio/video systems and IT networking. We also sold to approximately 300 resellers, and over 1,150 total end users.

Market expansion:

Historically, over two-thirds of our revenue has been realized from the education market. However, COVID escalated the rapid adoption of video as a remote work and learning solution across all industry sectors. This development represents an exciting trend that can extend Sonic Foundry’s market opportunity beyond the traditional academic customer base into new verticals.

For our higher education as well as corporate, government and association clients, we anticipate economic conditions will expand market demand for more outsourced services versus licensed, on-premises sales. Over the last two years, the Company has made extensive capital and technology investments to advance its services model with turnkey event webcasting, a comprehensive cloud-based Software as a Service (SaaS) datacenter, and e-commerce capabilities that position us to diversify our customer base as well as generate more recurring revenues.

For our Mediasite Events business both in the US and Japan, we continue to see growing demand for virtual events that we believe will extend beyond COVID. These event-based communication, education and training platforms are expected to help drive the Company’s corporate sales activities going forward.

While the competitive landscape has grown in the past two years, we believe our services offerings, particularly as it relates to high-touch white glove event services, give us a distinct advantage over the many virtual event platforms that have launched opportunistically since COVID. As enterprises and education institutions return to a new normal mixed audiences of in person and virtual, we are confident our experience and reputation automating and recording from mixed spaces will position us well over offerings that cater to in person only or virtual only.

Operations

We do not own or operate any manufacturing facilities. Instead we contract with a third party to build the hardware for our Mediasite Recorders and purchase quantities sufficient to fill specific customer orders, including purchases of inventory by resellers. Quantities are maintained in inventory by the third-party provider and shipped directly to the end customer or reseller. The hardware manufacturer provides a limited one-year warranty on the hardware, which is passed on to our customers who purchase a Mediasite Customer Care support and maintenance plan. While we have long standing relationships with our contract manufacturers, there are other manufacturing alternatives if needed.

Research and Development

We believe that our future success will depend on our ability to deepen our relationship with current customers and attract new customers by offering a compelling value proposition that enhances their workplace and business objectives. Accordingly, we invest a significant amount of our resources in research and development activities, with a particular focus on our SaaS offerings. During the fiscal years ended September 30, 2021 and 2020, we spent $7.2 million and $6.3 million, respectively, on internal research and development activities in our business. These amounts represent 20% in 2021 and 18% in 2020 of total revenue.

Global Expansion

In fiscal 2014, we acquired MediaMission B.V.in the Netherlands and Mediasite KK in Japan.  With these acquisitions, we significantly expanded our global market reach in Europe and the Asia-Pacific Region and accelerated our commitment to enterprise video communication worldwide.  The investment in maintaining a local presence in these regions has allowed us to better serve the ongoing sales and support demands of our customers and prospective customers in those markets. Additionally, we’ve been able to deploy customer care and cloud hosting services more quickly in each of those markets to capitalize on the trend to move data intensive applications, such as video, to the cloud.

Human Capital

At September 30, 2021 and 2020, we had 180 and 177 full-time employees, respectively. Our employees are not represented by a labor union, nor are they subject to a collective bargaining agreement.

We have a competitive compensation plan and benefits plan that is designed to attract, retain, and reward individuals and includes an employee stock purchase plan and a 401k plan with a matching contribution.  Through our volunteer program, employees are granted 3 days of PTO per calendar year to volunteer and support the local and global community.

Corporate History and Investor Information

Sonic Foundry, Inc. was founded in 1991, incorporated in Wisconsin in March 1994 and merged into a Maryland corporation of the same name in October 1996. Our executive offices are located at 222 West Washington Ave., Madison, Wisconsin 53703 and our telephone number is (608) 443-1600. Our Sonic Foundry International B.V. ("Sonic Foundry International") (formerly Media Mission B.V.) office is located in the Netherlands, and our Mediasite K.K. ("Mediasite KK" or "MSKK") office is located in Japan. Our corporate website is www.sonicfoundry.com. In the “Investors” section of our website we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to reports required to be filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after the filing of such reports with the Securities and Exchange Commission.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to the capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information”.

General

Our articles of incorporation provide us with the authority to issue 25,000,000 shares of common stock, $.01 par value per share, and 1,500,000 shares of preferred stock, $.01 par value per share. We will disclose in an applicable prospectus supplement the number of shares of our common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Common Stock

Each share of our common stock is entitled to dividends if, as and when dividends are declared by our board of directors and paid. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our common stock.

Each share of our common stock is entitled to one vote on all matters. No stockholder of our common stock has preemptive or other rights to subscribe for additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of the shares of our common stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our preferred stock.

Our Preferred Stock

We will issue our preferred stock from time to time in one or more series as determined by our board of directors. Our board of directors is authorized to issue the shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of Sonic Foundry without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Anti-Takeover Provisions

in Our Articles of Incorporation and By-Laws

Provisions of our articles of incorporation and bylaws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our stockholders. Our articles of incorporation authorize our board of directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. Furthermore, our articles of incorporation provide for classified voting, which means that our stockholders may vote upon the retention of only one or two of our seven directors each year.

Maryland Anti-Takeover Laws

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

- any person who beneficially owns 10% or more of the voting power of our shares; or

- an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting shares.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

- 80% of the votes entitled to be cast by holders of our then-outstanding shares of capital stock; and

- two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by (a) the interested stockholder with whom or with whose affiliate the business combination is to be effected and (b) shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisition

Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” have no voting rights unless the corporation’s stockholders approve such voting rights by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, or by officers or directors of the corporation who are also employees are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

- one-tenth or more but less than one-third of all voting power;

- one-third or more but less than a majority of all voting power; or

- a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including providing a statement to us detailing, among other things, the acquiring person’s identity and stock ownership and an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, at the fair market value of such shares. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our articles of incorporation or bylaws.

Indemnification of Directors and Officers

Our articles of incorporation limit the liability of our directors, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by the Maryland General Corporation Law, or MGCL. Accordingly, pursuant to the terms of the MGCL as presently in effect, we may indemnify any director unless it is established that:

- the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

- the director actually received an improper personal benefit in money, property or services;

- or in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

In addition, our bylaws require us to indemnify each person who is or was a director or officer of ours to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director or officer of ours, or is or was serving at our request as a director officer, partner or trustee of another corporation, partnership or other enterprise. We may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland. In addition, we carry director and officer liability insurance.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent's telephone number is (718) 921-8300.

Stock Exchange Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol SOFO.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal tax consequences relating to the acquisition, ownership and disposition of our Common Stock by non-U.S. holders (as defined below). This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, rulings and judicial decisions, all as in effect on the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. There can be no assurance that the U.S. Internal Revenue Service (the "IRS"), will agree with the statements herein.

A "U.S. holder" means a beneficial owner of our Common Stock that is for U.S. federal income tax purposes:

- a citizen or individual resident of the United States;

- a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

- an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

- a trust, if (1) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) a valid election to be treated as a U.S. person is in effect under the relevant Treasury regulations with respect to such trust.

A "non-U.S. holder" means a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (including an entity that is treated as a partnership for U.S. federal income tax purposes).

This discussion deals only with our Common Stock held as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income and estate tax consequences that may be relevant to a non-U.S. holder in light of such holder's particular circumstances, nor does it deal with special situations, such as:

- tax consequences to non-U.S. holders who may be subject to special tax treatment, such as banks and other financial institutions, insurance companies, partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, "controlled foreign corporations", "passive foreign investment companies", corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt entities, common trust funds, certain trusts, hybrid entities, foreign governments, international organizations and dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

- tax consequences to persons holding our Common Stock as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

- any gift tax consequences;

- alternative minimum tax consequences, if any; or

- any U.S. state or local or foreign tax consequences.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner or member in the partnership generally will depend upon the status of the partner or member and the activities of the partnership. Prospective investors that are entities treated as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income and estate tax considerations to them and their partners or members of holding our Common Stock.

THIS DISCUSSION IS NOT A LEGAL OPINION. IF YOU ARE CONSIDERING THE ACQUISITION OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, THE EFFECT OF ANY CHANGES IN APPLICABLE TAX LAW, AND YOUR ENTITLEMENT TO BENEFITS UNDER AN APPLICABLE INCOME TAX TREATY.

Distributions on Common Stock

We do not expect to declare or make any distributions on our Common Stock in the foreseeable future. If we make a distribution of cash or other property (other than certain pro rata distributions of our Common Stock) in respect of our Common Stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder's adjusted tax basis in our Common Stock, and thereafter will be treated as capital gain. Subject to the discussion of backup withholding and FATCA below, distributions treated as dividends on our Common Stock held by a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form) certifying its entitlement to benefits under the treaty.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividend will not be subject to U.S. federal withholding tax (so long as the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI (or appropriate substitute or successor form), to the withholding agent), but the non-U.S. holder generally will be subject to U.S. federal income tax in respect of the dividend on a net income basis at regular U.S. federal income tax rates in substantially the same manner as U.S. persons. Dividends received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes and which are effectively connected with the conduct of a U.S. trade or business (and which are not eligible, under the business profits article of an applicable tax treaty, for an exemption from U.S. taxation for business profits that are not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States (herein not "Treaty Exempt")) may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Sale, Exchange or Other Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax (including withholding tax) on gain realized on the sale, exchange or other disposition of our Common Stock unless:

- such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or disposition, and certain other conditions are met;

- such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and is not Treaty Exempt; or

- we are or have been a "United States real property holding corporation", or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year testing period ending on the date of such disposition and the non-U.S. holder's holding period of our Common Stock, and certain other conditions are met.

Gain realized by a non-U.S. holder that is effectively connected with such non-U.S. holder's conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). For this purpose, real property interests generally include land, improvements and associated personal property. We believe that we are not currently a USRPHC for this purpose. If we were a USRPHC during the applicable testing period, non-U.S. holders owning (directly or indirectly) more than 5% of our Common Stock generally would be subject to U.S. federal income tax on the gain realized on the sale, exchange or disposition of our Common Stock, which would be treated as income effectively connected with a U.S. trade or business (and taxable as discussed above). Even if we were a USRPHC during the testing period, U.S. federal income tax would not apply to gain realized on the sale, exchange or disposition of our Common Stock by a non-U.S. holder that owns (directly or indirectly) 5% or less of our Common Stock so long as our Common Stock is "regularly traded on an established securities market" within the meaning of the applicable U.S. Treasury regulations. Prospective investors should be aware that no assurance can be provided that our Common Stock will be so regularly traded when a non-U.S. holder sells our Common Stock.

Information Reporting and Backup Withholding

Dividends and proceeds from the sale, exchange or other disposition of our Common Stock are potentially subject to backup withholding at the applicable rate. In general, backup withholding will not apply to dividends on our Common Stock paid by us or our paying agents, in their capacities as such, to a non-U.S. holder if the holder has provided the required certification that it is a non-U.S. holder, such as by providing an IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI (or appropriate substitute or successor form) and neither we nor our paying agent has actual knowledge (or reason to know) that the holder is a U.S. holder that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is furnished on a timely basis to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (generally referred to as "FATCA"), when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to "foreign financial institutions" (which are broadly defined for this purpose and generally include investment vehicles) and certain other nonentities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. Payments subject to withholding tax under FATCA include dividends on common stock of U.S. corporations (such as our Common Stock). Although under the Code payments subject to withholding tax under FATCA also include the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment, proposed Treasury Regulations published on December 18, 2018, provide that such gross proceeds are not "withholdable payments" under FATCA and therefore not subject to withholding tax. Such proposed Treasury Regulations provide that Taxpayers generally may rely on the proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of amounts withheld. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the potential application and impact of these requirements based upon their particular circumstances.

U.S. Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

Maxim Group LLC (the "representative") is acting as sole book-running manager of this offering. We have entered into an underwriting agreement dated April 13, 2022 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table.

The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters named below. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Name	Number of Shares
Maxim Group LLC	1,700,000

Total	1,700,000

       The underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

The shares should be ready for delivery on or about April 19, 2022 against payment in immediately available funds. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of $0.08925 per share. After the offering, these figures may be changed by the representative.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 255,000 additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total proceeds to us will be $4,985,250, respectively, before deduction of underwriting discounts and expenses and other offering expenses. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter's initial amount reflected in the foregoing table.

Underwriters Warrants

We have agreed to issue to the underwriters warrants to purchase up to a total of shares of Common Stock (6% of the shares of Common Stock sold in this offering). The warrants are exercisable at $3.06 per share (120% of the public offering price) commencing on a date which is six (6) months from the effective date of the offering under this prospectus and expiring on the five-year anniversary of the date on which the Underwriters’ Warrants first become exercisable. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from issuance. In addition, the warrants provide for registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

Discount

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without	Total With
		Over-Allotment	Over-Allotment
		Option	Option
Public offering price	$2.55	$4,335,000	$4,985,250
Underwriting discount (7%)	$0.1785	$303,450	$348,967
Proceeds, before expense, to us	$2.3715	$4,031,550	$4,636,282

We have agreed to pay the representative an accountable expense allowance of up to $50,000.

Lock-Up Agreements

We have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, without the prior written consent the underwriters, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act to register, any shares of common stock warrants, or any securities convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of shares of common stock, or warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. Our officers and directors have agreed, subject to limited exceptions, for a period of 120 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriters.

Right of First Refusal

We are subject to the terms of a certain letter of engagement related to the provision of advisory services, dated as of July 21, 2020 (the “Advisory Agreement”), which provides, in Section 7 thereof, for certain future rights of the Underwriter. Pursuant to this section of the Advisory Agreement, which is still in effect, if at any time during the term of the Advisory Agreement or within twelve (12) months from the effective date of the termination of the Advisory Agreement, we propose to execute a public offering of our securities on a U.S. exchange, private placement of securities or other Financing (as defined therein), we have granted the Underwriter the right of first refusal to act as a lead placement agent or underwriter, with one hundred percent (100%) of the economics, in connection with such Financing or other matter. We have further agreed not to offer to retain any other investment banking firm in connection with any such offering or Financing, on terms more favorable than those discussed with the Underwriter without offering to retain the Underwriter on such more favorable terms.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Price Stabilization, Short Positions and Penalty Bids

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

- Stabilizing transactions—The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

- Over-allotments and syndicate covering transactions—The underwriters may sell more shares of common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

- Penalty bids—If the representative purchases the shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

- Passive market making—Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchase the shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of our common stock if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such preliminary prospectus. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part.

Notice to Non-US Investors

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are "accredited investors", as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are "permitted clients", as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the European Union Prospectus Directive, or the EU Prospectus Directive, was implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of securities may be made to the public in that Relevant Member State other than:

1. to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

2. to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the representatives; or

3. in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the Securities and Exchange Commission. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. Our corporate website is http://www.sonicfoundry.com. Electronic access to our filings is available at the “Investor Information” section of the website. However, the information on the website, other than documents specifically incorporated by reference as listed below, does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are "incorporating by reference" specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until the termination of the offering of all of the securities registered pursuant to the registration statement of which the accompanying prospectus is a part (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

- Our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed on December 9, 2021;

- Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, filed on February 10, 2022;

- Our Definitive Proxy Statement on Schedule 14A filed on January 27, 2022;

- Our Current Reports on Forms 8-K filed on December 9, 2021, February 10, 2022, February 25, 2022, March 11, 2022 and April 4, 2022; and

- The description of our common stock contained in our Exchange Act Registration Statement on Form 8-A, filed on January 24, 2022.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (608) 443-1600 or by writing to us at the following address:

Sonic Foundry, Inc. 222 West Washington Avenue, Suite 775 Madison, WI 53703 Attn: Investor Relations

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein and in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

LEGAL MATTERS

The legality of the issuance of the Shares offered in this prospectus will be passed upon for the Company by McBreen & Kopko, LLP Chicago, Illinois. Frederick H. Kopko, Jr., a member of that firm and a director of the Company, beneficially owns 82,481 shares of our Common Stock and has options and warrants to purchase 20,000 shares of our Common Stock. Certain other legal matters will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York, in connection with this offering.

EXPERTS

The consolidated financial statements of Sonic Foundry, Inc. included in the Company’s Annual Report on Form 10-K, incorporated by reference in this prospectus, have been audited by Wipfli LLP, an independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prospectus

This prospectus relates to the public offering, which is not being underwritten, of 608,108 shares of our Common Stock, all of which are currently outstanding, and 91,216 shares of our common stock underlying certain common stock warrants (collectively, the “Selling Stockholders’ Shares”). These Shares may be offered and sold from time to time by certain of our stockholders (the "Selling Stockholders"). We will not receive any of the proceeds from the sale of the Selling Stockholder Shares.

The Selling Stockholders may sell the Shares from time to time on the Nasdaq Capital Market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. See "Plan of Distribution". Each Selling Stockholder has advised us that no sale or distribution other than as disclosed herein will be effected until after this Prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. Selling commissions, brokerage fees, any applicable stock transfer taxes and any fees and disbursements of counsel to the Selling Stockholders are payable individually by the Selling Stockholders.

We may also offer and sell from time to time up to an aggregate of 9,300,676 shares of our common stock, at prices and on terms that we will determine at the times of the offerings, provided, however, that the market value of securities to be registered in this offering is no more than one-third of the aggregate market value of the voting and non-voting common equity held by our non-affiliates (hereinafter referred to as “Company Shares”).

The aggregate market value of the registrant’s outstanding voting and nonvoting common equity pursuant to General Instruction I.B.6 of Form S-3, as of February 11, 2022, was $16,940,933. The Registrant has not offered any securities pursuant to General Instruction I.B.6. during the prior 12 calendar month period that ends on, and includes, the date of the prospectus. Accordingly, pursuant to General Instruction I.B.6, the Registrant can currently offer up to $5,646,978 of Common Stock based on the aggregate market value of the registrant’s outstanding voting and nonvoting common equity as set forth above. A change in the market value of the registrant’s outstanding voting and nonvoting common equity will impact the amount of Common Stock the Registrant can offer pursuant to his Prospectus.

We will provide specific terms of the securities offered hereby, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “SOFO”.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 17, 2022

EXPLANATORY NOTE

On July 20, 2021, the Company entered into stock purchase agreements (“SPA”s) with four investors on identical terms pursuant to which they agreed to purchase, and the Company agreed to issue and sell, an aggregate of 608,108 shares at a price of $3.70 per share (total of $2,250,000). The Company closed on the issuance and sale on July 27, 2021. The Company and the investors also entered into (i) warrant agreements pursuant to which the investors have the right to purchase 91,216 shares at a price of $5.50 per share on or before July 20, 2026 and, (ii) registration rights agreements (“Rights Agreement”) whereby the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) within six months after the effective date of the Rights Agreement and further agreed to use its commercially reasonable efforts to have the registration statement declared effective and to ensure that the registration statement remains effective throughout the term of the Rights Agreement.

This registration statement, which covers the resale of the shares of Common Stock by the Selling Stockholders and issued under the SPA, and to seek and maintain effectiveness of same. We have agreed, among other things, to indemnify the holder of the shares of Common Stock that are subject to such registration rights with respect to certain liabilities and to pay certain fees and expenses incident to the Company’s registration obligations under the SPA’s.

The Registrant is also offering for sale up to 9,300,676 shares of stock to be issued by the Registrant, pursuant to the terms and conditions contained herein.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “our company”, “we”, “our”, “us” or similar references mean Sonic Foundry, Inc.

This prospectus is part of a registration statement that we filed with the Securities Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell up to 9,300,676 Company Shares in one or more offerings. We may not sell Company Shares until the registration statement filed with the SEC is effective. Each time we offer Company Shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Company Overview

Sonic Foundry (NASDAQ: SOFO) (the “Company”) is a global leader in video creation management solutions as well as virtual and hybrid events through its Mediasite™ video platform. The Mediasite Video Platform automates the capture, management, and delivery of live and on-demand streaming videos for more than 5,200 educational institutions, corporations, healthcare organizations and government entities in over 65 countries around the world. The Company is currently investing in new products and markets that leverage both our technical skills with video development and our years of experience delivering solutions to the higher education market.

Our Products Address Today's Communication Challenges

With the onset of COVID-19 in early 2020, organizations of all types have been compelled to embrace a digital-first world where video adoption and utilization are at the core of every remote working and learning solution for education, communication, and collaboration. With Sonic Foundry’s 30-year reputation as a leader in video technology, the Company is well-positioned to capitalize on the new fundamental needs for rapid and remote communication in a post-pandemic world as well as aligning organizations with the tech-savvy generations now in the workplace. Sonic Foundry’s products and services can help customers efficiently and cost-effectively address the challenge of sharing information whenever and wherever content is consumed through our award-winning Mediasite video platform.

New Growth Initiatives

We are currently developing what we believe will be the most complete library of SaaS-based AI editing solutions that can deliver instant, comprehensive, and automated video enhancements at scale. We call this: better video every time, in no time. We believe the market for this technology is significantly greater than what our existing Mediasite solution addresses – essentially it can enhance every video created in the world by businesses, associations, and consumers.

We believe we can leverage our existing customer relationships by providing some of these tools with our existing solutions that will in turn make our existing products more valuable and provide for quick adoption of these tools. These solutions can then also be marketed to non-Mediasite users as a stand-alone application that we believe will provide an opportunity for greater revenue growth.

We are also developing a solution that leverages our strength in the education sector and our collaboration with top education institutions that can help our university customers maintain enrollment in their online classrooms and tap into less competitive pools of students.

After researching potential solutions, we developed a prototype that would in fact democratize education worldwide. What most people don’t realize is that there are millions of students who are capable of paying for a higher education experience but don’t have access to it for many reasons—geo/political instability or inadequate infrastructure to even participate in online studies.

To close this educational gap, we developed an innovative solution that will allow students to have an in-person experience in locally supported, affordable, community-centric environments that offer aggregated educational content on the Sonic Foundry Mediasite platform.

Our team is very excited to bring this idea to life and bridge the educational gap that keeps young populations and their emerging economies disadvantaged. This supply-demand imbalance exists in many countries and offers US and UK universities who are struggling to find students, an opportunity to partner with Sonic Foundry to create a global platform that addresses a serious world issue while solving their own enrollment issues.

These solutions will require significant investment in developers, marketing, operations and infrastructure over the coming months and years.

Mediasite Solutions

Mediasite Video Capture Solutions

Mediasite provides the following primary flexible hardware and software solutions to record and upload any video-based content from anywhere, automatically:

•

Mediasite Recorder and Recorder Pro: The Recorder and Recorder Pro are built-in room appliances that use schedule-based capture and advanced audio/video integration to fully automate high-quality video and content recording in lecture halls, training rooms, simulation labs and auditoriums. The room can be scheduled to automatically record and publish to Mediasite, so instructors and speakers can focus on teaching and presenting, free from technology worries and confident that everything said and presented is being captured.

•

Mediasite Mobile Recorders: The Mobile Recorder is a portable recording device used to capture and stream broadcast-quality video from any environment when portability is key. Designed for on-the-go webcasting, hybrid events, guest speakers and conferences, the lightweight design moves easily from location to location and can be set up and ready to record in only a few minutes.

•

Mediasite Mosaic: Formerly known as My Mediasite, Mosaic allows instructors, employees and students to create high quality videos, screencasts and slideshows from their computers or mobile devices with just one click. From demos and video training to flipped classes, lectures and assignments, everything needed to record, upload, manage and publish personal videos is in one simple-to-use tool, requiring no pro video skills

•

Mediasite Catch: Mediasite Catch is a video capture software solution that is scalable, reliable, and economical for classrooms not equipped with extensive audio/video capabilities. Mediasite Catch expands automation to classrooms with little to no audio/video capabilities and complements the existing Mediasite suite of content capture solutions. It can accommodate as many classrooms as needed.

As a result of COVID, many of our customers switched to remote work and teaching, and the need for traditional in-room video capture slowed. While this caused a temporary dislocation for Sonic Foundry’s customary offerings, the Company’s medium, and long-term opportunity for providing enhanced digital capabilities multiplied. The way we live, work and play has been permanently disrupted, ushering a new era of being connected on-demand. Sonic Foundry offers its customers an end-to-end solution that can be rapidly and efficiently deployed with its Mediasite Video Management and Delivery Solutions.

Mediasite Video Management and Delivery Solutions

Mediasite is a scalable, reliable, and secure solution to manage, search, analyze, publish, and stream video content. With Mediasite, government, businesses, and education institutions can:

•	Automatically publish video to a learning management system (LMS), content management system (CMS), training portal or any website
•	Centrally manage and secure any video
•	Create an enterprise or campus YouTube channel
•	Deepen engagement and improve learning with quizzing, annotations, comments, polls, surveys and other interactive tools
•	Analyze viewing metrics to measure learner engagement and outcomes
•	Search everything with fully indexed audio, video and slide content
•	Stream live and on-demand video to any device

Mediasite On-Premises or Mediasite Cloud

Mediasite is available as either an on-premises license or as a SaaS (Software as a Service) offering within our Mediasite Cloud. Customers can conveniently host and manage all their content with Mediasite Cloud, or use it as needed for large events to divert heavy viewing traffic from their on-premises Mediasite deployment. Our co-located and high availability data centers and experienced team successfully manage customers’ cloud-based video streaming in a secure, fault-tolerant environment. During 2020, the Company made an investment in a new dual redundant, high availability data center in the United Kingdom, which went online at the end of September 2020. The Company also upgraded its existing US data centers, which went online during the first calendar quarter of 2021.

COVID Accelerated the Use of Video as a Key Communications Tool by Possibly Ten Years

Even before COVID, companies were increasingly focused on becoming digital-forward enterprises. Anticipating this new market paradigm, Sonic Foundry invested in its data center infrastructure to help customers achieve their IT support objectives prior to COVID. Consequently, the Company was prepared to immediately support customer needs for handling the dramatic and rapid increase in data storage by migrating them to Mediasite Cloud.  This accelerated customer adoption of Sonic Foundry’s cloud strategy and generated additional cloud revenue.

Any further hardware investment required would be offset by an increase in revenue from hosting. The Company believes the significant increase in video content creation will proliferate as video conferencing systems like Zoom and Teams are used to record meetings and presentations. Between 2019-2021, Sonic Foundry developed and released an advanced integration to seamlessly automate workflow between Zoom or Teams, Mediasite, and a school's LMS. This allows all video content to be edited and managed in one secure location regardless of how it was recorded. Given the ongoing supply chain disruption, the Company believes any delays and uncertainty in hardware orders will be offset by increasing software licenses and cloud contracts.

Our Service Offerings Address the New Virtual World

Mediasite Events

Mediasite Events provides live and on-demand webcasting services for conferences, hybrid events and high-profile broadcasts, supplying turnkey streaming solutions for hundreds of events each year. Fortune 500 companies, universities, associations, sporting events and charitable organizations use Mediasite Events to capture, produce, and deliver high-quality event experiences, both in-person and virtually.

Our Mediasite Events business, both in the United States (US) and Japan, was significantly impacted by COVID. In early March 2020, all near-term, in-person events started to cancel due to concerns over the virus. While the Company’s in-person pipeline for the remainder of March and April shrunk to zero, it quickly replaced in-person events with virtual events. Since late March 2020, the US team has been helping customers continue to hold high-quality events via our virtual events platform, which utilizes Mediasite technology. In-person events did not resume at a typical level in fiscal 2021 based on continued concern over virus variants. As in-person events resume, the Company is optimistic that virtual events will remain an ongoing solution for the event industry.

Mediasite Professional Services

Customers maximize their return on video with additional Mediasite Services including integration services, installation assistance, custom development, training, and monitoring services~~.~~ While COVID impacted the Company’s ability to do onsite services, it has been able to provide the majority of our professional services remotely, allowing the opportunity to provide uninterrupted year-round professional services support to new users and existing customers.

Mediasite Customer Care

Mediasite Customer Care plans include software upgrades for Mediasite and Mediasite capture solutions, technical support, warranty extensions and advanced replacement on hardware, as well as access to the Mediasite Community and other online resources. Nearly all our customers purchase a Customer Care plan when they purchase Mediasite or Mediasite capture solutions. Annual service contracts for Mediasite Video Cloud include a Standard Customer Care plan. COVID has not had an immediate impact on our Customer Care plans. It is, however, difficult to predict the long-term impact should the pandemic persist.

Sonic Foundry, Inc. was founded in 1991, incorporated in Wisconsin in March 1994 and merged into a Maryland corporation of the same name in October 1996. Our executive offices are located at 222 West Washington Ave., Madison, Wisconsin 53703 and our telephone number is (608) 443-1600. Our Sonic Foundry International B.V. ("Sonic Foundry International") (formerly Media Mission B.V.) office is located in the Netherlands, and our Mediasite K.K. ("Mediasite KK" or "MSKK") office is located in Japan. Our corporate website is www.sonicfoundry.com. In the “Investors” section of our website we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to reports required to be filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after the filing of such reports with the Securities and Exchange Commission.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these forward-looking statements by our use of the words “believe”, “anticipate”, “plan”, “expect”, “may”, “will”, “would”, “intend”, “estimate” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause our actual results to differ materially from the forward-looking statements that we make. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions.

We do not assume any obligation to update any forward-looking statement we make.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS THAT WE ARE NOT PRESENTLY AWARE OF OR THAT WE CURRENTLY BELIEVE ARE IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. OUR BUSINESS COULD BE HARMED BY ANY OR ALL OF THESE RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE SIGNIFICANTLY DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. IN ASSESSING THESE RISKS, YOU SHOULD ALSO REFER TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS ANNUAL REPORT ON FORM 10-K, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES.

On August 26, 2020, the Securities and Exchange Commission (“Commission”) announced the adoption of amendments to modernize certain disclosures registrants are required to make pursuant to Regulation S-K.   The amendments are intended to reflect the Commission’s commitment to a principles-based, registrant-specific approach to disclosure, rooted in materiality.  The modernization of Item 105 Risk Factor Disclosures includes the following:

●	The requirement for inclusion of a summary risk factor disclosure of no more than two pages if the risk factor section exceeds 15 pages.
●	Refining the principles-based approach by requiring disclosure of “material” risk factors versus “most significant.”
●

The requirement to organize risk factors under relevant headings for ease of understanding, with generic risk factors placed at the end of the section.  The amendments do not specify the risk factor headings.

The Company has reviewed its current risk factors and will organize them under the primary categories of company risk, industry risk, and investor risk.

Risk Factor Summary Disclosure

A.	Company Risks consist of both internal and external items and events that impact Sonic Foundry as a company. These are further categorized as follows:

1.	Financial Risks impact the financial well-being of the Company. Those risks include, but are not limited to the following:
a.	We have a history of losses.
b.	We may need to raise additional capital.
c.	If customer adoption has barriers, our business may not succeed.
d.	Large, multi-unit deals are needed for continued success and we have experienced a decline in large, multi-unit deals.
e.	Because most of our service contracts are renewable on an annual basis, a reduction in our service renewal rate could significantly reduce our revenues.
f.	If we are viewed only as a commodity supplier, our margins and valuations will shrink, and the competition in our market has intensified.
g.	Our operating results are hard to predict as a significant amount of our sales typically occur at the end of a quarter, and the mix of product and service orders may vary significantly.
h.

Accounting regulations and related interpretations and policies, particularly those related to revenue recognition, cause us to defer revenue recognition into future periods for all or portions of our products and services.

i.

Because we generally recognize revenues ratably over the term of our service contracts, a decrease or increase in service transactions will not be fully reflected in our operating results until future periods.

j.	Currency exchange rate fluctuations could result in higher costs and decreased margins and earnings.
k.	Our ability to utilize our net operating loss carryforwards may be limited.

2.	Operational Risks disrupt fundamental daily operations of the Company. Those risks include, but are not limited to the following:

a.

Operational failures in our network infrastructure could disrupt our remote hosting services, cause us to lose clients and sales to potential clients and result in increased expenses and reduced revenues.

b.	Our business is susceptible to risks associated with international operations.
c.

Supporting our existing and growing customer base and implementing large customer deployments could strain our personnel resources and infrastructure, and if we are unable to scale our operations and increase productivity, customer satisfaction and our business will be harmed.

d.	If we lose key personnel or fail to integrate replacement personnel successfully, our ability to manage our business could be impaired.
e.	Manufacturing disruption or capacity constraints would harm our business.

3.	Strategic Risks prevent the Company from achieving its strategic objectives. Those risks include, but are not limited to the following:

a.

The technology underlying our products and services is complex and may contain unknown defects that could harm our reputation, result in product liability or decrease market acceptance of our products.

b.	Our success depends upon the proprietary aspects of our technology.
c.	We may not be able to innovate to meet the needs of our target market.
d.

If potential customers or competitors use open source software to develop products that are competitive with our products and services, we may face decreased demand and pressure to reduce the prices for our products.

e.	We also rely upon trademark, copyright and trade secret laws, which may not be sufficient to protect our intellectual property.
f.	If other parties bring infringement or other claims against us, we may incur significant costs or lose customers.
g.	There is a great deal of competition in the market for our products, which could lower the demand for our products and have a negative impact on our operations.
h.	If our marketing and lead generation efforts are not successful, our business will be harmed.
i.	The length of our sales and deployment cycles are uncertain, which may cause our revenue and operating results to vary significantly from quarter to quarter and year to year.
j.	We depend in part on the success of our relationships with third-party resellers and integrators.
k.

We may need to make acquisitions or form strategic alliances or partnerships in order to remain competitive in our market, and acquisitions, strategic alliances or partnerships, could be difficult to integrate, disrupt our business and dilute stockholder value.

l.

Our Mediasite events and cloud businesses are an area of emphasis for us and carry challenging delivery requirements. The cloud offering requires significant investment in infrastructure, willingness of our customers to move from on-premise installations to our cloud and carry increased cyber and privacy risks. Our events business has been very successful in pivoting from in-person to virtual events as a result of COVID but future growth relies on a greater willingness of companies to hold events, both virtual and in-person.

m.

Our fiscal 2022 business plan includes an expectation that we begin to develop and introduce new product and service offerings in areas where we can leverage our product development skills, understanding of video technologies and strength in the higher education vertical. These offerings will likely take significant investment in key engineering, sales and management resources with little, if any, impact on fiscal 2022 revenue, as well as present new challenges and risks, including regulatory, adoption and operational risks.

n.

This quarter is the beginning of a transformation from focusing solely on our existing business to investing substantially, not only in our current space, but in these new markets where we believe we can realize greater growth opportunities. This strategy will take time to fully realize.

4.	Compliance Risks result from non-compliance of laws and regulations from various governing bodies. Those risks include, but are not limited to the following:
a.	Our customers may use our products to share confidential and sensitive information, and if our system security is breached, our reputation could be harmed and we may lose customers.
b.	Our business is subject to changing regulations regarding corporate governance and public disclosure that will increase both our costs and the risk of noncompliance.

5.	Industry Risks are items and events that have macro-level impacts on our industry. Those risks include, but are not limited to the following:
a.	Economic conditions could materially adversely affect the Company.
b.	Economic conditions may have a disproportionate effect on the sale of our products and services.
c.	We have lost revenues due to changes in the spending policies or budget priorities for government funding of colleges, universities, schools and other education providers.
d.	Changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences, may have a material adverse impact on our business, operating results and financial condition.
e.

Privacy concerns and laws, evolving regulation of cloud computing, cross-border data transfer restrictions and other domestic or foreign regulations may limit the use and adoption of our solutions and adversely affect our business.

f.	We face risks associated with government regulation of the internet and related legal uncertainties.
g.

COVID has negatively impacted interest and ability to hold in-person events and while virtual events are often held in place of in-person events, some companies and attendees are less likely to hold or attend virtual events.

6.	Investor Risks are both internal and external risks that impact an investment made in the Company’s stock. Those risks include, but are not limited to the following:
a.	The market price of our common stock may be subject to volatility.
b.	Our common stock is subject to low trading volume and broad price swings.
c.	Exercise of outstanding options and warrants will result in further dilution.
d.

Provisions of our charter documents, and Maryland law, could also discourage an acquisition of our Company that would benefit our stockholders and, due to our insiders control of a substantial percentage of our stock, our officers, directors, and major stockholders will have a substantial amount of control over whether to approve or disapprove of a transaction.

Following is a more detailed discussion of each risk factor outlined in the summary.

Company Risks – Financial

We have a history of losses.

Although we achieved positive net income in our last fiscal year, our operations have generated losses in most other years and our strategy to aggressively invest in growth initiatives will generate a loss in fiscal 2022. Similarly, while we were able to grow revenue in fiscal 2021 above $35 million for the first time since fiscal 2017, we still need to generate greater growth in order to be successful. While we continue to invest in our events and cloud businesses which we believe have greater opportunities for growth and have identified additional revenue streams with greater likelihood for growth, we may not realize sufficient revenues to achieve success in these areas and meaningful growth will take time to achieve. We initiated a plan for reducing costs in fiscal 2019 that began with eliminating certain headcount and functions, including a reduction in senior executive positions.  In 2020, we continued that focus on cost reduction and also executed on an executive leadership change in the fourth quarter of 2020. In that same quarter, we eliminated three additional mid to senior level sales and marketing positions, and in the first quarter of 2021, eliminated additional headcount, primarily within sales and marketing that were not aligned with our strategy for growth. To achieve future growth and increases to profitability, we have begun to hire for certain targeted positions and will need to invest more significantly in certain aspects of our business model, including adding additional headcount in strategic areas. As such, we face risks, expenses and uncertainties related to our specific business model, as well as those typically encountered by similar companies. Those risks include, but are not limited to our ability to successfully achieve the following:

●	Manage the growth of our business, including known and unknown challenges and expenses;
●	Acquire new customers in both our existing business and in new markets we’re pursuing. and retain and expand existing customers;
●	Develop new and complimentary price competitive product and service offerings, both internally and in partnership with third parties;
●	Maintain and develop relationships with strategic partners including dealers, A/V integrators, large institutional end-users, and other channel partners;
●	Compete successfully with companies offering similar products and services;
●	Develop targeted marketing efforts to expand our reach into new markets and deepen penetration into existing markets;
●	Manage and scale a high-performance technology infrastructure;
●	Ensure a highly secure and reliable product platform;
●	Attract and retain highly skilled personnel to execute in a fast-paced, rapidly changing environment;
●	Navigate the ongoing evolution of changing regulatory requirements, such as privacy laws and tax laws, and how it impacts our business, including our products and services; and
●	Expand our competitive reach into international markets.

We have experienced some of these risks already and will continue to encounter them as the business evolves.  Failure to successfully manage them could adversely affect our financial condition and results of operations.

We will likely need to raise additional capital.

At December 31, 2021, we had cash of $6.5 million, $2.5 million of which was in our foreign operations compared to total cash of $10.0 million and foreign operations cash of $3.8 million at September 30, 2021. We believe we will likely need to raise additional capital to support our growth initiatives in fiscal 2022. We have a new revolving credit facility which requires compliance with certain covenants, and while it provides for a maximum debt outstanding of $3.0 million, it must be supported by certain collateral. At December 31, 2021 the collateral supported the maximum $2.9 million and no amounts were outstanding. Investments in our growth in fiscal 2022 will likely cause us to no longer meet each of the covenants currently required to utilize the line of credit. While we are discussing changes in the covenants, there can be no assurances the line of credit will be available to support any financing needs beyond our available cash and cash generated from operations, and, there can be no assurances that other sources of financing will be available, or if available, on acceptable terms. The Company has a history of losses and has historically financed its operations primarily through cash from sales of equity or debt securities, and to a limited extent, cash from operations and through credit facilities. The Company was able to grow fiscal 2021 revenue over fiscal 2020 and maintained fiscal 2020 revenue consistent with fiscal 2019, despite the impacts of COVID-19, while reducing operating expenses to the lowest level since fiscal 2013. We cannot ensure that revenue will continue to grow, even with strategic investment of resources in business lines where we believe there is a greater opportunity for growth. If revenue is determined to be growing at a rate less than anticipated and expenses are not sufficiently matched, our cash resources may not be sufficient to support working capital needs, and we may have to attempt to borrow additional funds from our line of credit, other debt providers or attempt to raise equity capital.

We may not be able to raise additional equity capital in fiscal 2022, or may not be able to do so on acceptable terms and conditions including discounts from market, warrants, convertible securities or preferred stock. In that event, we may seek to raise money from entities that are affiliated with the Company, as we have done in the past. The Company has had to rely on its Chairman, Mark Burish, ("Mr. Burish") to provide capital on terms reasonable and acceptable to the independent members of the Board of Directors. There is no assurance, however, that Mr. Burish, or any other affiliated party, will be willing to provide additional capital.

With an improved balance sheet, the Company satisfied the requirements for listing on the Nasdaq Capital Market and began trading on NASDAQ on January 25, 2022. While the Company believes listing on the NASDAQ Capital Market will improve its trading volume and liquidity, there can be no assurances that trading in our stock improves, or that we can maintain our listing on the Nasdaq Capital Market. Lack of improved trading our failure to maintain of our listing, will likely impair our ability to raise equity capital.

In the event we have a need to borrow money, we may incur significant interest charges, or fees, which could harm our profitability. Holders of debt would also have rights, preferences or privileges senior to those of existing holders of our common stock. In the event we are able to raise additional equity, the terms of such financing may dilute the ownership interests of current investors and cause our stock price to fall significantly. In the event additional capital is provided by executive officers or directors, then, due to the low price levels of our common stock, control by such executive officers or directors may substantially increase.

We may not be able to secure debt or equity financing upon acceptable terms, if at all. If we cannot raise funds on acceptable terms, our business, operating results, and financial condition could be negatively impacted. The Company believes its cash position is adequate to accomplish its business plan through at least the next twelve months.

If the funds held by our foreign subsidiaries are needed for our operations in the United States, the repatriation of some of these funds to the United States could require payment of additional U.S. taxes.

If customer adoption has barriers, our business may not succeed.

Part of our strategic challenge is to convince enterprise customers of the stability, productivity, improved communications, cost savings, suitability and other benefits of our products, particularly true with new products and markets we are entering. The market for content delivery solutions is very complex, includes many products and solutions that address various aspects of customer needs and as a result it is often difficult for customers and channel partners to understand how our products and services compare. Further, corporate customers may use video as a tool, but may choose to rely upon their own IT infrastructure and resources to manage their video content. Because many companies generally are predisposed to maintaining control of their IT systems and infrastructure, there may be resistance to using software as a service provided by a third party. Our future revenue and revenue growth rates will depend in large part on our success in delivering these products effectively, creating market acceptance for these products in both existing and new markets that we sell into and meeting customer’s needs for new or enhanced products. If we fail to do so, our products will not achieve widespread market acceptance, or will no longer be used by our customers, and we may not generate sufficient revenue to offset our product development and selling and marketing costs, which will adversely impact the valuation of the Company, the price of our stock, and will harm our business.

Large, multi-unit deals are needed for continued success.

We need to sell large software and service solutions to educational, corporate and government institutions in order to sell most efficiently and become profitable. Similarly, new growth initiatives will likely require strategic partnerships and scale to be successful. Sales of large solutions to corporate customers have lagged behind results achieved in the higher education market; consequently, we have allocated more resources to the higher education market. While we have addressed a strategy to leverage existing customers, better address the needs of potential new customers, and close large software and service transactions, a customer may choose not to make expected purchases of our products. Despite our strategy to focus on a customer base with a recurring need to purchase our products and services, we need to identify and sell more products and services to new customers, enter new markets and reduce the rate of attrition from certain existing customers, typically those with smaller deployments. The failure to develop effective strategies to enter new markets, and increase sales will adversely impact the valuation of the Company and the price of our stock, and will harm our business.

Because most of our service contracts are renewable on an annual basis, a reduction in our service renewal rate could significantly reduce our revenues.

Our clients have no obligation to renew their content hosting agreements, customer support contracts or other annual service contracts after the expiration of the initial period, which is typically one year, and some clients have elected not to do so. A decline in renewal rates could cause our revenues to decline. Our renewal rates may decline or fluctuate as a result of a number of factors, including client dissatisfaction with our products and services, our slow response to customer technical inquiries, our failure to update our products to maintain their attractiveness in the market, deteriorating economic conditions or budgetary constraints or changes in budget priorities faced by our clients. If our retention rates decrease, we may need to provide more incentives, reduce pricing or increase marketing costs to improve lead generation through marketing in order to increase revenues, all of which could reduce profitability.

If we are viewed only as a commodity supplier, our margins and valuations will shrink

We need to provide value-added services in order to avoid being viewed as a commodity supplier, which could adversely impact the valuation of the Company, and the price of our stock. This entails building long-term customer relationships and developing features that will distinguish our products. Our technology is complex and is often confused with other products and technologies in the market place, including video conferencing, streaming and collaboration. There is significant competition from providers of these solutions, some of which are well funded.

We have developed lower cost hardware, software products and cloud solutions to better address the more cost-conscious customers. Such products have more limited features compared to our existing products. While we believe we can preserve the market for our full-featured products due to differentiation between the two and migration to full featured products, release of lower cost products has and could continue to reduce gross margins and demand for products sold at higher prices, which could adversely affect our business and operating results. Potential large-scale deployments of our products often include the lower cost products we sell, putting greater pressure on gross margin due to expectations for greater volume discounts.

Our events business is currently pursuing a greater percentage of virtual events than in the past. Some attendees and companies are less likely to attend virtual events which could negatively impact the number of events held.

If we fail to build long-term customer relationships, develop features that distinguish our products in the marketplace and address the market for lower function and cost solutions, our margins will shrink, and our stock may be adversely impacted.

Our operating results are hard to predict as a significant amount of our sales typically occur at the end of a quarter and the mix of product and service orders may vary significantly.

Revenue for any particular quarter is extremely difficult to predict with any degree of certainty. We typically ship products within a short time after we receive an order and therefore, we do not have an order backlog with which to estimate future revenue. Any decline or uncertainty in end-user demand could negatively impact end-user orders. Accordingly, our expectations for both short and long-term future revenue is based almost exclusively on our own estimate of future demand based on history and the pipeline of sales opportunities we manage, rather than on firm orders. The mix of product demand varies significantly from quarter to quarter, further complicating our estimated product needs. Our expense and inventory levels are based largely on these estimates. In addition, our events business is particularly unpredictable and subject to variation due to the short time-frame between when we learn of an opportunity and when the event occurs. Further, the majority of our product orders are received in the last month of a quarter; thus, the unpredictability of the receipt of these orders could negatively impact our future results. Accordingly, any significant shortfall in demand for our products or services in relation to our expectations, even if the result was a short-term delay in orders, would have an adverse impact on our operating results.

We have experienced growing demand for our hosting and event services as well as a growing preference from our customers in purchasing our annually licensed software. As a result, we have seen an increase in service billings and recurring revenue as a percentage of total billings, and a decrease in hardware billings. We expect this trend to continue, which we expect to help improve predictability of revenue and gross margins but will delay the impact on revenue of any increase or decrease in billings during any particular quarter. We subcontract for some services required by our events customers, such as onsite management labor and closed captioning. We typically charge for such services at a lower margin than other services. The percentage of billings represented by services, provided either directly or indirectly, is also likely to fluctuate from quarter to quarter due to seasonality of event services and other factors. Since content hosting and support services are typically billed in advance of providing the service, revenue is initially deferred, leading to reduced current period revenue with a corresponding negative impact to profits or losses in periods of significant increase in the percentage of our billings for deferred services.

Accounting regulations and related interpretations and policies, particularly those related to revenue recognition, cause us to defer revenue recognition into future periods for all or portions of our products and services.

Revenue recognition for our products and services is complex and subject to multiple sources of authoritative guidance, some of which are new, as well as, varied interpretations and implementation practices for such rules. These rules require us to apply judgment in determining revenue recognition. In certain situations, we may have to defer the entire amount of revenue from a transaction, even when the product has already shipped. This may occur when the customer has delayed payment on the transaction, or in certain other circumstances, such as when we agree to extend payment terms on other invoices from such customer. In addition, we always defer revenue when services are included in a transaction, and not performed. Other factors that are considered in revenue recognition include those such as standalone selling price (SSP), best estimate of selling price and the inclusion of other services and contingencies to payment terms. We expect that we will continue to defer portions or, in certain circumstances with respect to a particular customer, all of our product or service billings because of these factors, and to the extent that management’s judgment is incorrect it could result in an increase in the amount of revenue deferred in any one period. The amounts deferred may be significant and may vary from quarter to quarter depending on, among other factors, compliance with payment terms, the mix of products sold, combination of products and services sold together or contractual terms.

Additional changes in authoritative guidance, including the interpretation of "Revenue from Contracts with Customers (Topic 606)", or changes in practice in applying such rules could also cause us to defer the recognition of revenue to future periods or recognize lower revenue.  See Note 1 - Accounting Policies of the Notes to Financial Statements (Part II, Item 8 of this Form 10-K) for further discussion.

Because we generally recognize revenues ratably over the term of our service contracts, decrease or increase in service transactions will not be fully reflected in our operating results until future periods.

We recognize most of our revenues from service contracts monthly over the terms of their agreements, which are typically 12 months, although terms have ranged from less than one month to 48 months. As a result, much of the service revenue we report in each quarter is attributable to agreements entered into during previous quarters. Consequently, a decline in sales, client renewals or market acceptance of our products in any one quarter will not necessarily be fully reflected in the revenues in that quarter and will negatively affect our revenues and profitability in future quarters. This ratable revenue recognition also makes it difficult for us to rapidly increase our revenues through additional sales in any period, as revenues from new clients must be recognized over the applicable agreement term.

Currency exchange rate fluctuations could result in higher costs and decreased margins and earnings.

The functional currency of our foreign subsidiaries in the Netherlands is the Euro and in Japan is the Japanese Yen. They are subject to foreign currency exchange rate risk. The conversion rate of the Yen to the US Dollar varied from about 102 to approximately 114 during fiscal 2021.  Similarly, the Euro varied from about 0.81 to approximately 0.86 to the US Dollar during fiscal 2021. Similarly, our plan to offer higher education to students around the world will expose us to currency exchange risk in many additional countries. The strength of the dollar impacts our ability to export profitably to other countries and will likely continue to fluctuate. Any increase in the exchange rate of the US Dollar compared to other currencies in countries we do business will impact our future operating results and financial position.

Our ability to utilize our net operating loss carryforwards may be limited.

The use of our net operating loss carryforwards may have limitations resulting from certain future ownership changes or other factors under the Internal Revenue Code and other taxing authorities. The Tax Cuts and Jobs Act of 2017 changed both the federal deferred tax value of the net operating loss carryforwards and the rules of utilization of federal net operating loss carryforwards. The Tax Cuts and Jobs Act of 2017 lowered the corporate tax rate from 35% to 21% effective for our 2018 fiscal year. For net operating loss carryforwards generated in years prior to 2018, there is no annual limitation on the utilization and the carryforward period remains at 20 years. There could be a limitation if a change in ownership occurs. However, net operating loss carryforwards generated in years after 2017 will only be available to offset 80% of future taxable income in any single year, but will not expire.

If our net operating loss carryforwards are limited, and we have taxable income which exceeds the available net operating loss carryforwards for that period, we would incur an income tax liability even though net operating loss carryforwards may be available in future years prior to their expiration. Any such income tax liability may adversely affect our future cash flow, financial position and financial results.

Company Risks – Operational

Operational failures in our network infrastructure could disrupt our remote hosting services, cause us to lose clients and sales to potential clients and result in increased expenses and reduced revenues.

Unanticipated problems affecting our network systems could cause interruptions or delays in the delivery of the hosting services we provide to some of our clients. We are not equipped to provide full disaster recovery to all of our hosted clients. If there are operational failures in our network infrastructure that cause interruptions, slower response times, loss of data or extended loss of service for our remotely hosted clients, we may be required to issue credits or pay penalties, current clients may terminate their contracts or elect not to renew them and we may lose sales to potential clients. We have recently acquired additional hardware and systems, expect to make more significant investments in hardware, particularly to scale new product initiatives and have outsourced most aspects of our network infrastructure to multiple providers. We also rely on Internet systems and infrastructure to operate our business and provide our services. As a result, we are reliant on third parties for network availability, so outages may be outside our control and we may need to acquire additional hardware in order to provide an appropriate level of redundancy required by our customers. These hardware, data, and cloud computing platforms may not be available at reasonable terms or prices.

Our business and growth initiatives are susceptible to risks associated with international operations.

International product and service billings were 36% of our total billings in each of the past two years and are expected to continue to account for a significant portion of our business in the future. International sales are subject to a variety of risks, including:

●	Difficulties in establishing and managing international subsidiaries, distribution channels and operations;
●	Difficulties in selling, servicing and supporting overseas products, translating products into foreign languages and compliance with local hardware requirements;
●	Restrictions related to COVID on traveling to support our international customers
●	Difficulties in managing the demands of large international deployments, many of which distract key sales personnel from opportunities in other parts of the world;
●	Challenges associated with management transition and staff turnover;
●	Challenges related to language or cultural differences;
●

The uncertainty of laws and enforcement in certain countries, such as China, relating to the protection of intellectual property or requirements for product certification, protection of personal data or other restrictions;

●	Competitive pressure impacting other parts of the world;
●	Multiple and possibly overlapping tax structures;
●	Currency and exchange rate fluctuations and imposition of tariffs or quotas;
●	Difficulties in collecting accounts receivable in foreign countries, including complexities in documenting letters of credit;
●	Economic or political changes in international markets;
●	Restrictions on access to the Internet; and
●	Difficulty in complying with international employment related requirements

Supporting our existing and growing customer base and implementing large customer deployments could strain our personnel resources and infrastructure, and if we are unable to scale our operations and increase productivity, customer satisfaction and our business will be harmed.

Frequent enhancements to our software put pressure on our customers to install, maintain and train their personnel on its use. Further, frequent releases of the software can lead to less product stability. As a result, our customer care and engineering resources have come under, and are expected in the future to come under significant pressure in providing the high-quality of technical support our customers expect during periods of high demand. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on our applications and business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our products and services to existing and prospective customers, and our business, operating results and financial position.

As we target more of our sales efforts at larger initial transactions, we face increasingly complex deployments requiring substantial technical and management resources, including in some cases significant product customization and integration with other applications or hardware. Customers making large expenditures for our products and services typically have higher expectations of product and service operability and response time if issues arise. Some of these customers have asked us to host their content and have significant amounts of legacy content to transfer to our datacenter. Such increased activity and storage demand on our data centers put additional strain on our personnel and hosting infrastructure. Our hosting customers typically require a high level of access, data security and need to capture and store multiple high definition streams. Such requirements require costly enhancements to our infrastructure. If we do not accurately plan for our infrastructure capacity requirements and we experience significant strains on our data center capacity, our customers could experience performance degradation or service outages that may subject us to financial penalties, result in customer losses and harm our business. As we add or change data centers or capacity, we may move or transfer our data and our customers’ data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our services, which may damage our business. High demand on technical and management resources to manage large transactions distract personnel from existing customers, development of new products and other important activities which could lead to potential customer dissatisfaction, product development delays or other issues associated with the distraction.

If a customer is not satisfied with the quality of work performed by us or a third party in performing our events services, we could incur additional costs to address the situation and delay recognition of revenue, the profitability of that work might be impaired, and the customer’s dissatisfaction with our services could damage our ability to obtain additional work from that customer. We could face equipment or Internet connection failure outside our control but could regardless result in the customer being dissatisfied with our performance. In addition, negative publicity related to our customer relationships, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with current and prospective customers.

If we lose key personnel or fail to integrate replacement personnel successfully, our ability to manage our business could be impaired.

Our future success depends upon the continued service of our key management, technical, sales and other critical personnel, including our Chief Executive Officer. Most of our officers and other key personnel are employees-at-will, and we cannot assure that we will be able to retain them. Key personnel have left our Company in the past, sometimes to accept employment with companies that sell similar products or services to existing or potential customers of ours. The technology industry is subject to substantial and continuous competition for engineers with high levels of experience in designing, developing and managing software and Internet-related services, as well as competition for sales and operations personnel. There will likely be additional departures of key personnel from time to time in the future and such departures could result in additional competition, loss of customers or confusion in the marketplace. As we seek to replace such departures, or expand our business, the hiring of qualified sales, technical and support personnel is difficult due to the limited number of qualified professionals. Training of new sales, technical and support personnel can take six months or longer before they become productive. Sales and technical strategies have changed and will likely change further in the future and require different skills to sell to different customer types and develop new and changing products. The loss of any key employee could result in significant disruptions to our operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of Company initiatives and the results of our operations. In addition, we do not have life insurance policies on any of our key employees. If we lose the services of any of our key employees, the integration of replacement personnel could be time consuming, may cause disruptions to our operations and may be unsuccessful.

Manufacturing disruption or capacity constraints would harm our business.

We subcontract the manufacturing of our recorders to a third-party contract manufacturer. Although we believe there are multiple sources of supply from other contract manufacturers, as well as, multiple suppliers of component parts required by our contract manufacturer, there is currently a global shortage of most component parts. Inability to get parts or completed systems required to satisfy customer demand would have a material negative impact on our revenues. Likewise, we are susceptible to any material change in terms; such as pricing, level of services performed or changes to payment terms by our contract manufacturer. In particular, the cost of our products increased this year as a result of increased tariffs, an imbalance between supply and demand, inflation and challenges finding sources of distribution. Many component parts currently have long delivery lead times or cease production of certain components with limited notice in which to evaluate or obtain alternate supply, requiring conservative estimation of production requirements. Lengthening lead times, product design changes and other third-party manufacturing disruptions have caused delays in delivery in the past and will likely continue to occur. In order to compensate for supply delays, we have sourced components from increased order lead-time from approximately three months to fifteen months, shopped other off-shore locations, used cross component parts, paid significantly higher prices or premium fees to expedite delivery for short supply components, produced alternate versions and converted inventory from one version to another. We have typically maintained greater amounts of inventory as insurance against delays but currently hold substantially lower quantities of inventory as a result of delays in several components required in the production of our recorders. Our inventory levels at September 30, 2021 were $442 thousand compared to $1.2 million at September 30, 2020. Many of these strategies have increased our costs or require substantial resources to maintain and may not be sufficient to ensure against a product shortage. We depend on our subcontract manufacturer to produce our products efficiently while maintaining high levels of quality despite frequent changes in configuration and scheduling imposed by us. Any manufacturing or component defects, delay in production or changes in product features will likely cause customer dissatisfaction and may harm our reputation. Moreover, any incapacitation of the manufacturing site due to destruction, natural disaster or similar events could result in a loss of product inventory. As a result of any of the foregoing, we may not be able to meet demand for our products, which could negatively affect revenues in the quarter of the disruption or longer depending upon the magnitude of the event, and could harm our reputation.

We license technology from third parties. If we are unable to maintain these licenses, our operations and financial condition may be negatively impacted.

We license technology from third parties. The loss of, our inability to maintain, or changes in material terms of these licenses could result in increased cost or delayed sales of our software, and services, or may cause us to remove features from our products or services. We anticipate that we will continue to license technology from third parties in the future. This technology may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the component technologies that we license from third parties could be difficult for us to replace. The impairment of these third-party relationships, especially if this impairment were to occur in unison, could result in delays in the delivery of our software and services until equivalent technology, if available, is identified, licensed and integrated. This delay could adversely affect our operating results and financial condition.

Company Risks – Strategic

The technology underlying our products and services is complex and may contain unknown defects that could harm our reputation, result in product liability or decrease market acceptance of our products.

The technology underlying our products and services is complex and includes software that is internally developed, software licensed from third parties and hardware purchased from third parties. These products have, and will in the future, contain errors or defects, particularly when first introduced or when new versions or enhancements are released. We may not discover defects that affect our current or new applications or enhancements until after they are sold, and our insurance coverage may not be sufficient to cover our exposure. Further, there are third-party applications our products and services are dependent on, or integrate with, such as operating systems and learning management systems. These integrations require specialized knowledge that is difficult and expensive to maintain. Failure to maintain compatibility with such applications or identification of defects in our products and services could:

●	Damage our reputation;
●	Cause our customers to initiate product liability suits against us;
●	Increase our product development resources;
●	Cause customers to cancel orders, ask for partial refunds or potential customers to purchase competitive products or services;
●	Delay release or market acceptance of our products, or otherwise adversely impact our relationships with our customers; and/or
●

Cause us to allocate valuable engineering resources to fix our existing products, which may cause us to allocate fewer resources toward developing new products, or toward adding features to our existing products.

Our success depends upon the proprietary aspects of our technology.

Our success and ability to compete depend to a significant degree upon the protection of our proprietary technology. We currently have three U.S. patents that have been issued to us. We may seek additional patents in the future. However, it is possible that:

●	Any patents acquired by or issued to us may not be broad enough to protect us.
●	Any issued patent could be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from exploiting the inventions claimed in those patents.
●	Current and future competitors may independently develop similar technology, duplicate our services or design around any of our patents.
●

Effective patent protection, including effective legal-enforcement mechanisms against those who violate our patent-related assets, may not be available in every country in which we do or plan to do business.

●	We may not have the resources to enforce our patents or may determine the potential benefits are not worth the cost and risk of ultimately being unsuccessful.

We may not be able to innovate to meet the needs of our target markets.

Our future success will continue to depend upon our ability to create an effective product development strategy, to develop new products, product enhancements and service offerings that address future and rapidly changing needs of our existing target markets and enable us to expand the market for our products and service offerings. Our success is also dependent upon our ability to respond to changing standards and practices on a timely basis, particularly as customers move away from hardware to software solutions. The success of new strategies, products, product enhancements and service offerings depend on several factors, including timely completion, quality and stability, and market acceptance. Our fiscal 2022 business plan includes an expectation that we begin to develop and introduce new product and service offerings in areas where we can leverage our product development skills, understanding of video technologies and strength in the higher education vertical. These offerings will take significant investment in key engineering, sales and management resources with little, if any, impact on fiscal 2022 revenue. While the Company believes that investment in areas where it believes there is a much greater opportunity for growth will yield significant revenue improvement in future years, there can be no assurance we will be successful due to market acceptance, correct identification of opportunity markets, speed to market, unknown competitors, stability of educational and learning needs and other relevant new product development risks.

Our revenue could be adversely impacted if we do not capitalize on opportunities to develop innovative new products, product enhancements and service offerings that will increase the likelihood that our products and services will be accepted in preference to the products and services of our current and future competitors. Some of our prospective customers may delay the purchase of our products or services until certain features are completed, may require custom development of certain features as part of the purchase decision, or may condition additional payments tied to completion of such features. Prioritizing such custom features can be difficult to adapt to other customers and distracts our engineering team from implementing features required by other customers.

If potential customers or competitors use open source software to develop products that are competitive with our products and services, we may face decreased demand and pressure to reduce the prices for our products.

The growing acceptance and prevalence of open source software may make it easier for competitors or potential competitors to develop software applications that compete with our products, or for customers and potential customers to internally develop software applications that they would otherwise have licensed from us. One of the aspects of open source software is that it can be modified or used to develop new software that competes with proprietary software applications, such as ours. Such competition can develop without the degree of overhead and lead time required by traditional proprietary software companies. As open source offerings become more prevalent, customers may defer or forego purchases of our products, which could reduce our sales and lengthen the sales cycle for our products or result in the loss of current customers to open source solutions. If we are unable to differentiate our products from competitive products based on open source software, demand for our products and services may decline, and we may face pressure to reduce the prices of our products, which would hurt our profitability. If our use of open-source is challenged and construes unfavorably, our operating results could be adversely impacted.

We use open source software in our application suite. Although we monitor our use of open source software closely, the terms of many open source licenses have not been interpreted by United States courts, and there is risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our products. In such event, we could be required to re-engineer our technology or to discontinue offering all or a portion of our products in the event re-engineering cannot be accomplished on a timely basis, any of which could adversely affect our business, operating results and financial condition.

We also rely upon trademark, copyright and trade secret laws, which may not be sufficient to protect our intellectual property.

We also rely on a combination of laws, such as copyright, trademark and trade secret laws and contractual restrictions, such as confidentiality agreements and licenses, to establish and protect our technology. We have registered three U.S. and four foreign country trademarks. These forms of intellectual property protection are critically important to our ability to establish and maintain our competitive position. However, it is possible that:

●	Third parties may infringe or misappropriate our copyrights, trademarks and similar proprietary rights.
●

Laws and contractual restrictions may not be sufficient to prevent misappropriation of our technology or to deter others from developing similar technologies, particularly in foreign countries where the laws may not protect our proprietary rights as fully or as readily as Unites States laws.

●

There have been attacks on certain patent systems, increasing the likelihood of changes to established laws, including in the United States. We cannot predict the long-term effects of any potential changes, which could be detrimental to our licensing program.

●

Effective trademark, copyright and trade secret protection, including effective legal-enforcement mechanisms against those who violate our trademark, copyright or trade secret assets, may be cost prohibitive or unavailable or limited in foreign countries.

●

Contractual agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information.

●	Other companies may claim common law trademark rights based upon state or foreign laws that precede the federal registration of our marks.
●	Policing unauthorized use of our services and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of any unauthorized use.
●

Reverse engineering, unauthorized copying or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without paying us for it, which would significantly harm our business.

If other parties bring infringement or other claims against us, we may incur significant costs or lose customers.

Other companies may obtain patents or other proprietary rights that would limit our ability to conduct our business and could assert that our technologies infringe their proprietary rights. We have incurred substantial costs to defend against such claims in the past and could incur legal costs in the future, even if without merit, and intellectual property litigation could force us to cease using key technology, obtain a license or redesign our products. In the course of our business, we may sell certain systems to our customers, and in connection with such sale, we may agree to indemnify these customers from claims made against them by third parties for patent infringement related to these systems, which could harm our business.

There is a great deal of competition in the market for our product and services, which could lower the demand for our offerings and have a negative impact on our operations.

The market for our products and services is intensely competitive, dynamic and subject to rapid technological change. The intensity of the competition and the pace of change are expected to increase in the future, and likely will require the Company to compete on price and our offerings more than in the past, which could adversely affect our business and operating results. Increased competition has reduced gross margins, has resulted in new customer losses and may result in loss of market share, any one of which could seriously harm our business. Competitors vary in size and in the scope and breadth of the products and services offered, many of which have greater financial resources, greater name recognition, more employees and greater financial, technical, marketing, public relations and distribution resources than we have. In addition, new competitors with greater financial resources may arise through partnerships, distribution agreements, mergers, acquisitions or other types of transactions at any time. In particular, large companies have begun to make investments in and/or partner with smaller companies to enter the lecture capture and video management markets.

Various vendors provide lecture capture, enterprise webcasting or video content management capabilities, but few offer an end-to-end solution that addresses all phases of the video content lifecycle (capture, delivery, transformation and management) in a single platform like Mediasite.

Lecture capture solutions designed specifically for higher education differ in their technology approach.

●

Appliance- or room-based lecture capture provides a fully integrated system with complete recording automation for live or on-demand content. The automated, pre-scheduled workflow results in the greatest faculty and staff adoption and largest volumes of recorded content in the shortest amount of time.

●	Software-based lecture capture that resides on a podium or computer in the classroom also captures and publishes rich media content, but relies on campus- or user-supplied hardware.
●	Desktop capture tools reside on individual users’ laptops or computers allowing them to record user-generated content.

Few lecture capture vendors offer a mix of all lecture capture approaches to best suit customers’ needs. Most vendors, including Extron and Panopto, support only one approach to lecture capture. Likewise, a very small number of vendors provide an integrated platform like Mediasite to archive and manage video and rich media recorded with their solution. Most rely on a third-party platform, typically the institution’s learning or course management system, to publish, search and secure content.

Enterprise video management solutions serve as centralized media repositories that facilitate the delivery, publishing and management of on-demand video. Unlike Mediasite, most platforms do not include a video capture, webcasting or live streaming component, but instead ingest or import video-based content captured by other third-party devices or solutions. Also, most other platforms focus on ingesting video-only content rather than rich video which combines multiple synchronous video and/or slide streams into an interactive media experience.

Some current and potential customers develop their own home-grown lecture capture, webcasting or video content solutions which may also compete with Mediasite. However, we often find many of these organizations are now looking for a commercial solution that offers comprehensive management capabilities, requires fewer resources and internal maintenance and delivers a less cumbersome workflow.

The competitive environment has required us to make changes in our products, pricing, licensing, services, or marketing to maintain and extend our current technology. Price concessions or the emergence of other pricing, licensing, and distribution strategies or technology solutions of competitors has impacted revenue growth and may in the future further reduce our revenue, margins or market share. Other changes we have to make in response to competition, such as our desktop user interface or changes to address privacy concerns, could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, release products and enhancements before they are thoroughly tested or result in customer dissatisfaction, any of which could harm our operating results and stock price.

If our marketing and lead generation efforts are not successful, our business will be harmed.

We believe that continued marketing efforts will be critical to achieve widespread acceptance of our products. Our marketing strategies and campaigns may not be successful, and we may not be able to generate sufficient cash flow from operations to cover the expenses required to implement effective strategies and campaigns. For example, failure to adequately generate and develop qualified sales leads could cause our future revenue to decrease. In addition, our inability to generate and cultivate qualified sales leads into large organizations, or significant cost to attain and maintain leads, where there is the potential for significant use of our products, could have a material adverse effect on our business. We may not be able to identify and secure the number of strategic qualified sales leads necessary to help generate marketplace acceptance of our products. If our marketing or lead-generation efforts are not successful, our business and operating results will be harmed.

The length of our sales and deployment cycles are uncertain, which may cause our revenue and operating results to vary significantly from quarter to quarter and year to year.

During our sales cycle, we spend considerable time and expense providing information to prospective customers about the use and benefits of our products without generating corresponding revenue. Our expense levels are relatively fixed in the short-term and based in part on our expectations of future revenue. Therefore, any delay in our sales cycle could cause significant variations in our operating results, particularly because a relatively small number of customer orders represent a large portion of our revenue.

Our largest potential sources of revenue are educational institutions, large corporations and government entities that often require long testing and approval processes before making a decision to purchase our products, particularly when evaluating our products for inclusion in new buildings under construction, high dollar transactions or competitive bids. In general, the process of selling our products to a potential customer may involve lengthy negotiations, collaborations with consultants, designers and architects, time consuming installation processes and changes in network infrastructure in excess of what we or our VARs are able to provide. In addition, educational institutions that started with small pilots are committing to more complex installations and expanding to include undergraduate classrooms, which, due to the increased size of these types of transactions, typically require a longer sales cycle. Also, our enterprise accounts are less motivated by seasonal sales and promotions, and therefore are frequently difficult to finalize. As a result of these factors, our sales and deployment cycles are unpredictable. Our sales and deployment cycles are also subject to delays as a result of customer-specific factors over which we have little or no control, including budgetary constraints, existing infrastructure technical issues and internal approval procedures, particularly with customers or potential customers that rely on government funding.

Our products are aimed toward a broadened user base within our key markets and these products are relatively early in their product life cycles. We cannot predict how the market for our products will develop, and part of our strategic challenge will be to convince targeted users of the productivity, improved communications and test scores, cost savings and other benefits. Accordingly, it is likely that delays in our sales cycles with these products will occur and this could cause significant variations in our operating results.

Sales of some of our products have experienced seasonal fluctuations which have affected sequential growth rates for these products, particularly in our first fiscal quarter. For example, there is generally a slowdown for sales of our products in the higher education and corporate markets in the first fiscal quarter of each year. Seasonal fluctuations could negatively affect our business, which could cause our operating results to fall short of anticipated results for such quarters. As such, we believe that quarter-to-quarter comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

We depend in part on the success of our relationships with third-party resellers and integrators.

Our success depends on various third-party relationships, particularly in our non-higher education business, with certain international geographies and our events services operations. The relationships include third party resellers, as well as, system integrators that assist with implementations of our products and sourcing of our products and services. Identifying partners, negotiating and documenting relationships with them and maintaining their relationships require significant time and resources from us. In addition, our agreements with our resellers and integrators are typically non-exclusive and do not prohibit them from working with our competitors or from offering competing products or services. We have limited control, if any, as to whether these strategic partners devote adequate resources to promoting, selling and implementing our products as compared to our competitor’s products. Our competitors may be effective in providing incentives to third parties to favor their products or services. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to compete in the marketplace or to maintain or grow our revenue could be impaired and our operating results would suffer.

We may need to make acquisitions or form strategic alliances or partnerships in order to remain competitive in our market, and such acquisitions, strategic alliances or partnerships, could be difficult to integrate, disrupt our business and dilute stockholder value.

We completed the acquisitions of Mediasite KK in Japan and MediaMission (now Sonic Foundry International) in the Netherlands in fiscal 2014. In the future, we may acquire or form strategic alliances or partnerships with other businesses in order to remain competitive or to acquire new technologies. Acquisitions, alliances and investments involve numerous risks, including:

●	The potential failure to achieve the expected benefits of the combination or acquisition;
●	Difficulties in and the cost of integrating operations, technologies, services and personnel;
●	Diversion of financial and managerial resources from existing operations;
●	Risk of entering new markets in which we have little or no experience or where competitors may have stronger market positions;
●	Potential write-offs of acquired assets or investments, and potential financial and credit risks associated with acquired customers;
●	Potential loss of key employees;
●	Inability to generate sufficient revenue to offset acquisition or investment costs;
●	The inability to maintain relationships with customers and partners of the acquired business;
●	The difficulty of transitioning the acquired technology onto our existing platforms and maintaining the security standards consistent with our other services for such technology;
●	Potential unknown liabilities associated with the acquired businesses;
●	Unanticipated expenses related to acquired technology and its integration into existing technology;
●

Negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue and unbilled deferred revenue;

●	Delays in customer purchases due to uncertainty related to any acquisition;
●	The need to implement controls, procedures and policies at the acquired company;
●	Challenges caused by distance, language and cultural differences;
●

In the case of foreign acquisitions, the challenges associated with integrating operations across different cultures and languages and currency, technological, employee and other regulatory risks and uncertainties in the economic, social and political conditions associated with specific countries; and

●	The tax effects of any such acquisitions.

Our failure to successfully manage the acquisitions of Mediasite KK and Sonic Foundry International, or other future acquisitions, strategic alliances or partnerships could seriously harm our operating results. In addition, our stockholders would be diluted if we finance the future acquisitions, strategic alliances or partnerships by incurring convertible debt or issuing equity securities.

Company Risks – Compliance

Our customers may use our products to share confidential and sensitive information, and if our system security is breached, our reputation could be harmed and we may lose customers.

Our customers may use our products and services to share confidential and sensitive information, the security of which is critical to their business. Third parties may attempt to breach our security for customer hosted content or the networks of our customers.

Malicious third-parties may also conduct attacks designed to temporarily deny customers access to our services. Customers may take inadequate security precautions with their sensitive information and may inadvertently make that information public. We may be liable to our customers or subject to fines for a breach in security, and any breach could harm our reputation and cause us to lose customers. In addition, customers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to further protect against security breaches or to resolve problems caused by any breach, including litigation-related expenses if we are sued.

Our business is subject to changing regulations regarding corporate governance and public disclosure that will increase both our costs and the risk of noncompliance.

As a publicly traded company we are subject to significant regulations, including the Sarbanes-Oxley Act of 2002. While we have developed and instituted a corporate compliance program based on what we believe are the current best practices and continue to update the program in response to newly implemented regulatory requirements and guidance, we cannot assure that we are or will be in compliance with all potentially applicable regulations. If we fail to comply with any of these regulations, we could be subject to a range of regulatory actions, fines, or other sanctions or litigation.

The SEC has changed the rules multiple times on which companies are required to have auditor attestations in its system of internal controls. While these more recent changes make it less likely the Company will be required to have such an attestation, the SEC may in the future require us to have such an attestation. We have found material weaknesses in our internal control over financial reporting in the past and cannot assure that in the future we will not find additional material weaknesses in connection with our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We also cannot assure that we could correct all such weaknesses to allow our management to attest that we have maintained effective internal controls over financial reporting as of the end of our fiscal year in time to enable our independent registered public accounting firm to attest that such assessment will have been fairly stated in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission or attest that we have maintained effective internal control over financial reporting as of the end of our fiscal year. In addition, the disclosure of any material weakness in our internal control over financial reporting could have a negative impact on our stock price.

Industry Risks

Economic conditions could materially adversely affect the Company.

Weakness in domestic markets and global uncertainties exist in many areas of focus for us including the United Kingdom, Japan and the Middle East. In particular COVID 19 has created significant uncertainty in the world and specifically in the learning, educational, video, instructional global markets. Many of our customers rely on local, state or Federal government funding, both domestic and international. The Japanese government provides subsidies to support higher education from time to time but has not been consistent. Any future delay or elimination of government programs will have a negative impact on our operations in Japan. Any continuing unfavorable economic conditions could continue to negatively affect our business operating results or financial condition, which could in turn affect our stock price. Weak economic conditions and the resulting impact on the availability of public funds along with the possibility of state and local budget cuts and reduced university enrollment could lead to a reduction in demand for our products and services. In addition, a prolonged economic downturn could cause insolvency of key suppliers resulting in product delays, inability of customers to obtain credit to finance purchases of the Company’s products and inability or delay of our channel partners and other customers to pay accounts receivable owed to us.

Economic conditions may have a disproportionate effect on the sale of our product and services.

Many of our product customers will look at the total A/V equipment and labor cost to outfit a typical conference room or lecture hall as one amount for budgetary purposes. Consequently, although our products represent only a portion of the total cost, the cost of the entire project of outfitting a room or conference hall may be considered excessive and may not survive budgetary constraints. Alternatively, our resellers may modify their quotes to end customers by eliminating our products or substituting less expensive products supplied by our competitors in order to win opportunities within budget constraints. Event service partners may similarly suggest that customers eliminate recording and webcasting as a means of reducing event cost. Consequently, declines in spending by government, educational or corporate institutions due to budgetary constraints may have a disproportionate impact on the Company and result in a material adverse impact on our financial condition. Many events are facing limited attendance or have gone completely virtual which could lead to more event cancellations.

We could lose revenues if there are changes in the spending policies or budget priorities for government funding of colleges, universities, schools and other education providers.

Most of our customers and potential customers are public colleges, universities, schools and other education providers who depend substantially on government funding. Accordingly, any general decrease, delay or change in federal, state or local funding for colleges, universities, schools and other education providers could cause our current and potential customers to reduce or delay their purchases of our products and services, or to decide not to renew service contracts, either of which could cause us to lose revenues. In addition, a specific reduction in governmental funding support for products such as ours would also cause us to lose revenues. Unfavorable economic conditions may result in further budget cuts and lead to lower overall spending, including information technology spending, by our current and potential clients, which may cause our revenues to decrease.

Changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences, may have a material adverse impact on our business, operating results and financial condition.

The U.S. government has adopted new approaches to trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements. It has also initiated tariffs on certain foreign goods and has raised the possibility of imposing significant, additional tariff increases or expanding the tariffs to capture other types of goods. In response, certain foreign governments have imposed retaliatory tariffs on goods that their countries import from the U.S. Changes in U.S. trade policy have resulted in one or more foreign governments, including China, adopting responsive trade policies that make it more difficult or costly for us to do business in or import our products from those countries.  As a result of tariffs in China, the cost of our products has increased. Additional trade restrictions may lead to increased prices to our customers, which may reduce demand, or, if we are unable to achieve increased prices, result in lowering our margin on products sold.

We cannot predict the extent to which the U.S. or other countries will impose quotas, duties, tariffs, taxes or other similar restrictions upon the import or export of our products in the future, nor can we predict future trade policy or the terms of any renegotiated trade agreements and their impact on our business.  The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact demand for our products, our costs, our customers, our suppliers, and the U.S. economy, which in turn could have a material adverse effect on our business, operating results and financial condition.

Privacy concerns and laws, evolving regulation of cloud computing, cross-border data transfer restrictions and other domestic or foreign regulations may limit the use and adoption of our solutions and adversely affect our business.

Regulation related to the provision of services on the Internet is increasing, as Federal, state and foreign governments continue to adopt new laws and regulations addressing data privacy and the collection, processing, storage and use of personal information, including health data. In some cases, foreign data privacy laws and regulations, such as the European Union’s General Data Protection Regulation that was enacted in May 2018, and an amended Act on the Protection of Personal Information in Japan, impose new obligations directly on us both as a data controller and a data processor, as well as on many of our customers. These new laws may require us to make changes to our services and/or our customers to meet the new legal requirements, and may also increase our potential liability exposure through higher potential penalties for non-compliance. Further, laws such as the European Union’s proposed e-Privacy Regulation are increasingly aimed at the use of personal information for marketing purposes, and the tracking of individuals’ online activities. These new or proposed laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions. These and other requirements could reduce demand for our services, require us to take on more onerous obligations in our contracts, restrict our ability to store, transfer and process data or, in some cases, impact our ability to offer our services in certain locations or our customers' ability to deploy our solutions globally. For example, ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the European Economic Area to the United States could result in further limitations on the ability to transfer data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that support cross-border data transfers, such as the EU-U.S. and Swiss-U.S. Privacy Shield framework. Additionally, certain countries have passed or are considering passing laws requiring local data residency. In addition, domestic data privacy laws, such as the California Consumer Privacy Act (“CCPA”), which took effect in January 2020, continue to evolve and could expose us to further regulatory burdens. Further, laws such as the European Union’s proposed e-Privacy Regulation are increasingly aimed at the use of personal information for marketing purposes, and the tracking of individuals’ online activities. The costs of compliance with, and other burdens imposed by, privacy laws, regulations and standards may limit the use and adoption of our services, reduce overall demand for our services, make it more difficult to meet expectations from or commitments to customers, lead to significant fines, penalties or liabilities for noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business.

We likely will need to acquire software and hardware in order to enhance our ability to defend and to detect intrusions to our network infrastructure and may need to seek certifications we currently do not have such as SOC2, ISO 27001 or both. These enhancements will be expensive and require significant staff time to deploy and develop. These risks are mitigated, to the extent possible, by our ability to maintain and improve business and data governance policies, enhanced processes and internal security controls, including our ability to escalate and respond to known and potential risks. Our executive management are regularly briefed on our cyber-security policies and practices and ongoing efforts to improve security, as well as periodic updates on cyber-security events. In addition, we update our Audit Committee at least annually regarding our processes for evaluating and mitigating risks including cyber related risks. Although we have developed systems and processes designed to protect our customers’ and our customers’ customers’ proprietary and other sensitive data, we can provide no assurances that such measures will be effective.

In addition to government activity, privacy advocacy and other industry groups have established, or may establish, new self-regulatory standards that may place additional burdens on us. Many of our customers in the European Union face increasingly complex procurement requirements that have delayed some projects and caused us not to be successful in winning other opportunities. If we are unable to maintain these certifications or meet these standards, it could adversely affect our ability to provide our solutions to certain customers and could harm our business.

Our customers and potential customers do business in a variety of industries, including financial services, the public sector, healthcare and telecommunications. Regulators in certain industries have adopted and may in the future adopt regulations or interpretive positions regarding the use of cloud computing and other outsourced services. The costs of compliance with, and other burdens imposed by, industry-specific laws, regulations and interpretive positions may limit customers’ use and adoption of our services and reduce overall demand for our services.

The costs of compliance with, and other burdens imposed by laws, regulations and standards, may limit the use and adoption of our service and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance.

Furthermore, concerns regarding data privacy may cause the users of our customers’ data to resist providing the data necessary to allow our customers to use our service effectively. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of our products or services, and could limit adoption of our cloud-based solutions.

We face risks associated with government regulation of the internet and related legal uncertainties.

Currently, few existing laws or regulations specifically apply to the Internet, other than laws generally applicable to businesses. Many Internet-related laws and regulations, however, are pending and may be adopted in the United States, in individual states and local jurisdictions and in other countries. These laws may relate to many areas that impact our business, including encryption, network and information security, and the convergence of traditional communication services, such as telephone services, with Internet communications, taxes and wireless networks. These types of regulations could differ between countries and other political and geographic divisions both inside and outside the United States. Non-U.S. countries and political organizations may impose, or favor, more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulation. Certain countries have implemented, or may implement, legislative and technological actions that either do or can effectively regulate access to the Internet, including the ability of Internet Service Providers to limit access to specific websites or content. In addition, state and local governments within the United States may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for, and the costs associated with, our products and services. The adoption of such laws and regulations may harm our business.

Investor Risks

The market price of our common stock may be subject to volatility.

In the past and through 2021, the trading prices of the securities of technology companies have been more volatile than the broader market. Factors affecting the market price of our common stock include:

●

Variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue and other financial metrics and non-financial metrics, and how those results compare to investor expectations;

●	Our announcement of actual results for a fiscal period that are higher or lower than expected results;
●	Changes in the estimates of our operating results or changes in recommendations by securities analysts that elect to follow our common stock;
●	Announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;
●	Announcements by us or by our competitors of mergers or other strategic acquisitions, or rumors of such transactions involving us or our competitors;
●	Announcements of customer additions and customer cancellations or delays in customer purchases;
●	Recruitment or departure of key personnel;
●	Disruptions in our service due to computer hardware, software, network or data center problems;
●	The economy, market conditions in our industry and the industries of our customers;
●	The issuance of shares of common stock and preferred stock by us, whether in connection with an acquisition or a capital raising transaction;
●	Low trading volumes of our shares and inconsistent trading activity;
●	Issuance of debt, changes to, defaults or non-renewal of debt facilities and other convertible securities;
●	Failure to meet Nasdaq Exchange or OTC market requirements; and

●	Any other factors discussed herein.
●

In addition, if the market for technology stocks or the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industry even if these events do not directly affect us.

Our common stock is subject to low trading volume and broad price swings.

Our common stock is currently traded on the Nasdaq Capital Market since January 2022. While our recent uplisting will likely improve liquidity in our stock, there can be no assurances that it will or that we can maintain the listing standards required to stay on the NASDAQ.

Exercise of outstanding options and warrants will result in further dilution.

The issuance of shares of common stock upon the exercise of our outstanding options and warrants will result in dilution to the interests of our stockholders, and may reduce the trading price of our common stock.

At December 31, 2021, we had 440 thousand outstanding warrants and 2.3 million of outstanding stock options granted under our stock option plans, 1.3 million of which are immediately exercisable.

While a substantial portion of our outstanding warrants and options are currently priced above the market price of our common stock, dilution to the interests of our stockholders will likely occur if or when they are exercised. Additional options and warrants may be issued in the future at prices not less than 85% of the fair market value of the underlying security on the date of grant. Exercises of these options, or even the potential of their exercise may have an adverse effect on the trading price of our common stock. The holders of our options are likely to exercise them at times when the market price of the common stock exceeds the exercise price of the securities. Accordingly, the issuance of shares of common stock upon exercise of the options will likely result in dilution of the equity represented by the then outstanding shares of common stock held by other stockholders. Holders of our options can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms, which are more favorable to us than the exercise terms provided, by these options.

Provisions of our charter documents and Maryland law could also discourage an acquisition of our Company that would benefit our stockholders and, due to our insiders control of a substantial percentage of our stock, our officers, directors, and major stockholders will have a substantial amount of control over whether to approve or disapprove of a transaction.

Provisions of our articles of incorporation and by-laws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our stockholders. Our articles of incorporation authorize our board of directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. Furthermore, our articles of incorporation provide for a classified board of directors, which means that our stockholders may vote upon the retention of only one or two of our five directors each year. Moreover, Maryland corporate law restricts certain business combination transactions with “interested stockholders” and limits voting rights upon certain acquisitions of “control shares.” In addition, even when there are no interested stockholders involved in a transaction, Maryland law requires that a transaction involving a merger, consolidation, transfer of assets, or share exchange, must be approved by the affirmative vote of at least two-thirds of the Company’s stockholders.

Our executive officers and directors together beneficially own, on an “as converted basis”, approximately 45% of our outstanding common stock, and Mr. Burish, individually, owns approximately 40% on an as converted basis. As a result, these stockholders, if they act together or in a block, or individually in the case of Mr. Burish, could have significant influence over most matters that require approval by our stockholders, including the approval of significant corporate transactions, even if other stockholders oppose them. In addition, under federal law, in many circumstances a company such as Sonic Foundry is not required to disclose that negotiations relating to a merger or to a sale of its stock or assets are occurring until a material definitive agreement has been reached. Concentration of ownership as described here might also have the effect of delaying or preventing a change of control of our Company that other stockholders may view as beneficial.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. Our corporate website is http://www.sonicfoundry.com. Electronic access to our filings is available at the “Investor Information” section of the website. However, the information on the website, other than documents specifically incorporated by reference as listed below, does not constitute a part of the Prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Sonic Foundry, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC in the future and incorporate by reference will automatically update and may supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the sale of all the shares covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed on December 9, 2021;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, filed on February 10, 2022;
•	Our Definitive Proxy Statement on Schedule 14A filed on January 27, 2022;
•	Our Current Reports on Forms 8-k filed on July 30, 2021, August 3, 2021, December 9, 2021 and February 10, 2022;
•	The description of our common stock contained in our Exchange Act Registration Statement on Form 8-A, filed on January 24, 2022.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is deliver, a copy of any document incorporated by reference into this prospectus by verbal or written request at the following address: Investor Relations, 222 West Washington Avenue, Suite 775, Madison, WI 53703, Telephone (608) 443-1600.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. We have not authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

SELLING STOCKHOLDERS

Included in this prospectus are an aggregate of 608,108 shares and 91,216 warrants to purchase common stock at a price of $5.50 per share issued in July 2021 pursuant to a private placement. The Company has agreed to use its best efforts to register the shares of common stock and common stock warrants issued in the transaction. The Company did not pay any commissions or underwriting discounts in connection with either of the transactions. The shares issued in these transactions were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, as amended (the “Act”) relating to sales by an issuer not involving a public offering. The sale did not involve a public offering, the security holders had information about the Company and its investment, the holders took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The following table, sets forth information, as of February 17, 2022 with respect to each selling stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities.

Based on 9,100,683 shares of common stock outstanding as of February 17, 2022, no selling stockholder currently owns nor will any selling stockholder after the offering own more than 5% of our total common stock outstanding. The number of shares listed as being offered by the selling stockholders in the table after the offering is based on the assumptions that all of the shares being offered are sold pursuant to this offering, and that no other shares of common stock are acquired or disposed of by the selling stockholders prior to the termination of this offering. Because the selling stockholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, we cannot estimate the aggregate number of shares that will be sold in this offering or the number or percentage of shares of common stock that the selling stockholders will own upon completion of this offering.

This Prospectus covers 608,108 shares of common stock and 91,216 common stock warrants currently outstanding and held by the Selling Stockholders.

BENEFICIAL OWNERS(1)	NUMBER OF COMMON SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	NUMBER OF SHARES OF COMMON STOCK INCLUDED IN OFFERING	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED AFTER OFFERING (1)
Common Stock
Roumell Opportunistic Value Fund	405,405	405,405	─
Thomas M. and Rowayne D. Maguire	67,568	67,568	─
Karl Brewer	135,135	135,135	─
Total Common Stock	608,108	608,108

Common Stock Warrants
Roumell Opportunistic Value Fund	60,811	60,811	─
Thomas M. and Rowayne D. Maguire	10,135	10,135	─
Karl Brewer	20,270	20,270	─
Total Common Stock Warrants	91,216	91,216

TOTAL	699,324	699,324	─

(1)

None of the beneficial owners has held any position or office with us or any of our predecessors or affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our shares or other securities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by us for general corporate purposes including capital expenditures, support for our continuing research and development, business development activities, and working capital needs. The amounts and timing of the expenditures will depend on numerous factors, such as the extent of our research and development efforts, technological advances and the competitive environment for our products. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used although we currently are not planning or negotiating any such transactions. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds of any of the securities will be described in the prospectus supplement. We will not receive any proceeds from the sale of securities by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to the capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information”.

General

Our articles of incorporation provide us with the authority to issue 25,000,000 shares of common stock, $.01 par value per share, and 1,500,000 shares of preferred stock, $.01 par value per share. We will disclose in an applicable prospectus supplement the number of shares of our common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Common Stock

Each share of our common stock is entitled to dividends if, as and when dividends are declared by our board of directors and paid. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our common stock.

Each share of our common stock is entitled to one vote on all matters. No stockholder of our common stock has preemptive or other rights to subscribe for additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of the shares of our common stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our preferred stock.

Our Preferred Stock

We will issue our preferred stock from time to time in one or more series as determined by our board of directors. Our board of directors is authorized to issue the shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of Sonic Foundry without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Anti-Takeover Provisions

in Our Articles of Incorporation and By-Laws

Provisions of our articles of incorporation and bylaws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our stockholders. Our articles of incorporation authorize our board of directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. Furthermore, our articles of incorporation provide for classified voting, which means that our stockholders may vote upon the retention of only one or two of our seven directors each year.

Maryland Anti-Takeover Laws

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our shares; or
•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting shares.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of capital stock; and
•

two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by (a) the interested stockholder with whom or with whose affiliate the business combination is to be effected and (b) shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisition

Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” have no voting rights unless the corporation’s stockholders approve such voting rights by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, or by officers or directors of the corporation who are also employees are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third of all voting power;
•	one-third or more but less than a majority of all voting power; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including providing a statement to us detailing, among other things, the acquiring person’s identity and stock ownership and an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, at the fair market value of such shares. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our articles of incorporation or bylaws.

Indemnification of Directors and Officers

Our articles of incorporation limit the liability of our directors, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by the Maryland General Corporation Law, or MGCL. Accordingly, pursuant to the terms of the MGCL as presently in effect, we may indemnify any director unless it is established that:

•	the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director actually received an improper personal benefit in money, property or services;
•	or in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

In addition, our bylaws require us to indemnify each person who is or was a director or officer of ours to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director or officer of ours, or is or was serving at our request as a director officer, partner or trustee of another corporation, partnership or other enterprise. We may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland. In addition, we carry director and officer liability insurance.

PLAN OF DISTRIBUTION OF SELLLING STOCKHOLDERS’ SHARES

The shares of Common Stock included in this prospectus are being registered to permit the Selling Stockholders to sell certain shares of Common Stock from time to time after the date of this prospectus in one or more transactions. We will not receive any of the proceeds from the sale or other distribution of the Common Stock by the selling stockholders. We will bear certain fees and expenses in connection with our obligation to register the shares of Common Stock included in this prospectus pursuant to the SPA’s. If the shares are sold by the Selling Stockholders through underwriters or broker-dealers, we will not be responsible for the underwriting discounts or commissions or agents’ commissions.

The Selling Stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling stockholders and certain of its successors, including certain transferees and assignees, may make sales of the shares of Common Stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law.

Resales of the Shares by the Selling Stockholders may be made on the Nasdaq Capital Market, in the over-the-counter market, in private transactions, or in a combination of such methods of sale. The Shares will be offered for sale on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Selling Stockholders may effect such transactions by selling some or all of the Shares through broker-dealers who may act solely as agent and or may acquire Shares as principal or in one or more underwritten offerings on a firm commitment or best efforts basis. Sales of shares may also be made pursuant to Rule 144 under the Securities Act of 1933, as amended. To the extent required under the Securities Act of 1933, as amended, the aggregate amount of Selling Stockholders’ Shares being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Selling Stockholders’ Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholder’s and/or purchasers of Selling Stockholders’ Shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

From time to time the Selling Stockholders may transfer, pledge, donate or assign his Shares to lenders or others and each of those persons will be deemed to be a “Selling Stockholder” for purposes of this prospectus. The number of Shares beneficially owned by the Selling Stockholder who so transfers, pledges, donates or assigns will decrease as and when he take such actions. The plan of distribution for Selling Stockholders’ Shares sold hereunder will otherwise remain unchanged, except that the transferees, pledges, donees or other successors will be deemed Selling Stockholders hereunder.

The Selling Stockholders may engage in short sales, including short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver Shares in connection with these trades. Selling Stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with such Selling Stockholders, including, without limitation, in connection with distributions of the Shares by such broker-dealers.

The Selling Stockholders may pledge their Shares to their broker under the margin provisions of customer agreements. If the Selling Stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

PLAN OF DISTRIBUTION OF COMPANY SHARES

The offered securities may be sold in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, or in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;

In no event will any underwriter or dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent of the price of the shares being registered.

•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities on a firm commitment basis for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

The legality of the issuance of the Shares offered in this prospectus will be passed upon for the Company by McBreen & Kopko, LLP Chicago, Illinois. Frederick H. Kopko, Jr., a member of that firm and a director of the Company, beneficially owns 79,287 shares of our Common Stock and has options and warrants to purchase 20,000 shares of our Common Stock.

EXPERTS

The consolidated financial statements of Sonic Foundry, Inc. included in the Company’s Annual Report on Form 10-K, incorporated by reference in this prospectus, have been audited by Wipfli LLP, an independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.